EXHIBIT 10.21
                                                                   -------------

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         AGREEMENT, dated as of October 2, 2001, by and between Network-1 Security Solutions, Inc., a Delaware corporation with principal offices at 1601 Trapelo Road, Waltham, MA 02451 (the "Company"), and the Investors signatory hereto (collectively, the "Investors").

         WHEREAS, each of the Investors and the Company desire that the Investors purchase (i) up to an aggregate of 3,191,037 shares of Series E Convertible Preferred Stock (the "Series E Preferred Stock") at a purchase price of $2.12 per share, equal to two (2) times the average closing price of the Company's common stock, par value $.01 per share (the "Common Stock"), as reported on The Nasdaq Small Cap Market for the five (5) trading days prior to two (2) trading days before the date hereof (the "Purchase Price"), and (ii) warrants to purchase up to 6,382,074 shares of Common Stock (the "Common Stock Purchase Warrants"), at an exercise price of $1.27 per share, or 60% of the Purchase Price, on the terms and subject to the conditions set forth herein. The shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Common Stock Purchase Warrants and the Additional Warrants (as defined below) are collectively referred to herein as the "Underlying Securities."

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                Issuance of Series E Preferred Stock and Warrants
                -------------------------------------------------

         I.1 Agreement to Purchase and Sell. At the initial closing provided for in Section I.2(a), the Company will issue and sell to each Investor and, subject to the terms and conditions of this Agreement, each Investor will purchase from the Company (i) the Series E Preferred Stock which shall have such rights, powers and preferences as set forth in the Certificate of Designations, Preferences and Other Rights and Qualifications attached as Exhibit A hereto (the "Certificate of Designations"), and (ii) the Common Stock Purchase Warrants in the form of Exhibit B attached hereto, in the amounts opposite such Investor's name and in consideration for payment by each Investor to the Company of the Purchase Price as indicated on Schedule 1.1 hereto. The Investors will be afforded Registration Rights with respect to the Underlying Securities in accordance with the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights" together with the Common Stock Purchase Warrants and the Additional Warrants (as defined below), Certificate of Designations and the License and Distribution Agreement referenced in Section I.3 hereof, the "Ancillary Documents"). Any Investor who purchases $2.0 million or more of Series E Preferred Stock shall receive additional five (5) year warrants to purchase 500,000 shares of Common Stock, at the same exercise price of the Common Stock Purchase Warrants (the "Additional Warrants"). The

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Common Stock Purchase Warrants and the Additional Warrants are collectively referred to as the "Warrants."

         I.2 The Closing. (a) The initial closing of the issuance of the Series E Preferred Stock and Warrants (the "Initial Closing") shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022-1170, on the date that this Agreement is executed by the parties hereto (the time and date of the Closing being hereto referred to as the "Initial Closing Date"). On the Initial Closing Date there will be delivered to the Investors the Series E Preferred Stock and Warrants to be purchased by them in accordance with Schedule 1.1 hereto and the other terms hereof against delivery by the Investors of checks payable to the order of the Company (or wire transfers) in the full amount of the Purchase Price. Prior to the Initial Closing Date, the Certificate of Designations shall be filed with the Secretary of State, State of Delaware.

         (b) Subject to the terms and provisions of this Agreement, if any of the securities offered hereby are not sold at the Initial Closing, the Company may at any time within sixty (60) days following the Initial Closing, sell the remaining securities at the same purchase price as the securities purchased and sold at the Initial Closing (the "Subsequent Closings"). Any such Subsequent Closing shall be upon the same terms and conditions as those in the Initial Closing, and such additional investors shall become parties to this Agreement and the Registration Rights Agreement. Any such additional investors shall be deemed to be an "Investor" for all purposes under this Agreement.

         I.3 License and Distribution Agreement. Simultaneous with the execution of this Agreement, the Company and FalconStor Software, Inc. ("FalconStor") shall enter into a License and Distribution Agreement pursuant to which FalconStor will be granted a non-exclusive ten (10) year license to market, distribute, resell and sublicense the Company's products. The form of the License and Distribution Agreement is attached hereto as Exhibit D.

                                   ARTICLE II.

           Representations, Warranties, and Agreements of the Company
           ----------------------------------------------------------

                  The Company represents and warrants to, and agrees with, the Investors as follows:

         II.1 Corporate Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition or prospects of the Company. The Company has no subsidiaries except for Network-1 Acquisition Corp. (which does not conduct any business or own any material assets) and has no investment, whether by way of ownership of stock or other securities or by loan,

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advance or otherwise, in any corporation, partnership, firm, association or other business entity. The Company has all required power and authority to own its property and to carry on its business as now conducted and proposed to be conducted.

         II.2 Validity of Transaction. The Company has all requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Documents, and to issue the Series E Preferred Stock and Warrants to the Investors. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement, the Ancillary Documents, the Series E Preferred Stock and Warrants and to authorize the issuance and sale of the Series E Preferred Stock and Warrants, and upon conversion of the Series E Preferred Stock and exercise of the Warrants, to authorize the issuance of the Underlying Securities to the Investors. This Agreement, the Ancillary Documents, the Series E Preferred Stock and Warrants have been duly authorized, executed and delivered by the Company, are the legal, valid and binding obligations of the Company, and are enforceable as to the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal is required by the Company in connection with the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, or by which any of its properties or assets is bound, is required for the execution, delivery or performance by the Company of this Agreement, the Ancillary Documents, the Series E Preferred Stock, Warrants and the issuance of the Underlying Securities. The execution, delivery, and performance of this Agreement, the Ancillary Documents, the Series E Preferred Stock and Warrants by the Company will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which any of its operations, business, properties or assets is subject. The registration rights granted to the Investors, in accordance with the Registration Rights Agreement, do not violate any of the terms and conditions of the registration rights previously granted by the Company to other holders of the Company's securities or any other agreements to which the Company is a party. The shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants are duly authorized, have been reserved for issuance upon conversion of the Series E Preferred Stock and upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal and the Investors will have good title to the Underlying Securities, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts.

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         II.3 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share, of which 3,500,000 shares have been designated Series E Convertible Preferred Stock, having the designations, dividend rights, voting powers, conversion rights, rights on liquidation or dissolution and other preferences or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Designations. Immediately prior to the Initial Closing, the Company shall have 6,467,458 shares of Common Stock and 231,054 shares of Series D Preferred Stock outstanding. All issued and outstanding shares of Common Stock and Series D Preferred Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any Federal or state securities laws. Except for the obligation of the Company to issue (a) the Underlying Securities upon conversion of the Series E Preferred Stock, and upon exercise of the Warrants, (b) the securities issuable upon conversion of the Series D Preferred Stock outstanding, (c) upon the exercise of the options, warrants and convertible securities (except for outstanding Series D Preferred Stock referenced above) that are currently outstanding to purchase 2,374,398 shares of Common Stock (excluding the options issued under the Company's Stock Option Plan as set forth in the following clause (d)), and (d) upon the exercise of options to purchase 1,369,273 shares of Common Stock issued under the Company's Stock Option Plan, there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements obligating the Company to issue (i) any additional shares of its capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock except (as set forth in the Disclosure Schedule) for (i) securities to be issued as a result of anti-dilution protection relating to the outstanding Series D Preferred Stock and certain outstanding warrants issued in connection with the Company's December 1999 private financing and (ii) in accordance with a consulting arrangement with Sage Alliance. Other than the Company's Stock Option Plan, the Company has not adopted or authorized any plan for the benefit of its officers, employees, or directors which require or permit the issuance, sale, purchase, or grant of any shares of the Company's capital stock, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of the Company's capital stock or any phantom shares or any stock appreciation rights. The Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its capital stock, except as may be provided with respect to options outstanding under the Stock Option Plan.

         II.4 Financial Statements. The financial statements of the Company, including the notes thereto, as they appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 (the "10-KSB") and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001 (the "10-QSB"), respectively (the "Financials"), fairly present, in all material respects, the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals and to the extent that such Financials may not include footnotes. Such Financials have been prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved except as may otherwise be stated therein and except that the notes in the interim financial statements may be abbreviated and

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

do not contain all of the information that is contained in the notes to the audited financial statements. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the latest balance sheet included in the Financials or the footnotes thereto (the date of such balance sheet being referred to as the "Balance Sheet Date"), and (ii) those incurred in the ordinary course of business since the Balance Sheet Date.

         II.5 No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature required to be set forth in the Financials under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which may result in such a liability or obligation, except (a) liabilities or obligations of the Company reflected in its Securities and Exchange Commission (the "SEC") filings and in the Financial Statements or (b) liabilities and obligations which are not, individually or in the aggregate, reasonably expected to have a material adverse effect on the Company.

         II.6 Legal Proceedings. Except as set forth in the Disclosure Schedule annexed hereto as Schedule 1.2, there are no actions, suits, proceedings, claims or hearings of any kind or nature existing or pending or, to the best knowledge of the Company, threatened and, to the best knowledge of the Company, no investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, to the Company's best knowledge, any state of facts that would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, that, individually or in the aggregate as to any matter covered by this Section II.6, are reasonably likely to result in any material adverse effect on the Company or that might adversely affect the transactions or other acts contemplated by this Agreement or the Ancillary Documents or the validity or enforceability of this Agreement or the Ancillary Documents.

         II.7 SEC Filings. The Company has filed all forms, reports, statements and other documents required to be filed with (i) the SEC including, without limitation, (A) all Annual Reports on Form 10-KSB, (B) all Quarterly Reports on Form 10-QSB, (C) all Reports on Form 8-K, (D) all other reports or registration statements and (E) all amendments and supplements to all such reports and registration statements (collectively referred to as the "SEC Reports") and (ii) any other applicable state securities authorities (all such forms, reports, statements and other documents in (i) and (ii) of this Section II.7 being referred to herein, collectively, as the "Reports"). The Reports (i) were prepared in all material respects in accordance with the requirements of applicable law (including, with respect to the SEC Reports, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports) and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, since the last quarterly report of the Company on Form 10-QSB filed with the SEC, there have been no material events that require disclosure under the Exchange Act.

         II. 8 Finder or Broker. Neither the Company nor anyone acting on behalf of the Company

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has negotiated with any finder, broker or intermediary or similar person in connection with the transactions contemplated herein.

         II. 9 Taxes. The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by GAAP. The Company believes that each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required.

                                  ARTICLE III.

          Representations, Warranties, and Agreements of the Investors
          ------------------------------------------------------------

         Each of the Investors, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

         III.1 Organization. Such Investor (if not an individual) is duly organized under the laws of the state of its jurisdiction of organization and has full power and authority to enter into this Agreement and to consummate the transactions set forth herein. The address set forth on Schedule 1.1 hereof is such Investor's true and correct business, residence or domicile address.

         III.2    Accredited Investor, Experience, Access to Information, etc.

         (a) Such Investor and, to the knowledge of such Investor, each limited partner of such Investor in the case of an Investor which is a limited partnership, and each partner of such Investor in the case of an Investor which is a general partnership, is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

         (b) Such Investor and, to the knowledge of such Investor, the shareholders of the general partner of such Investor, if any, and each of the limited partners of such Investor, if any, have had substantial experience in investing in private transactions like this one, are capable of evaluating the merits and risks of an investment in the Company and understands that an investment in the Series E Preferred Stock and Warrants is speculative and involves a high degree of risk and should not be purchased by any one who cannot afford the loss of their entire investment. Such Investor has carefully considered the Risk Factors set forth in Exhibit E hereof; and

         (c) Such Investor acknowledges that it has had a full opportunity to discuss the business, management and financial affairs of the Company with the Company's management. Such Investor has reviewed the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001 and all additional requested documents from the Company and has had a full opportunity to ask questions of, and receive answers from, the officers of the Company concerning the terms and conditions of this Agreement, the purchase of the Series E Preferred Stock and Warrants, the business, operations, market potential, capitalization, financial condition and prospects of the Company, and all other matters deemed relevant by the Investor. Such Investor acknowledges that it has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

         III.3 Investment Intent. Such Investor is acquiring the Series E Preferred Stock and Warrants and the Underlying Securities for its or his own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Such Investor understands that none of the shares of Series E Preferred Stock and Warrants or the Underlying Securities have been registered for sale under the Securities Act or qualified under applicable state securities laws and that the shares of Series E Preferred Stock and Warrants and the Underlying Securities are being offered and sold to such Investor pursuant to one or more exemptions. Such Investor understands that it must bear the economic risk of its investment in the Company for an indefinite period of time, as the Series E Preferred Stock and Warrants and the Underlying Securities cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available. Such Investor acknowledges that no public market for the Series E Preferred Stock or Warrants of the Company presently exists and none may develop in the future.

         III.4 Transfer of Securities. Such Investor will not sell or otherwise dispose of any Series E Preferred Stock and Warrants or Underlying Securities unless (a) a registration statement with respect thereto has become effective under the Securities Act and such Series E Preferred Stock and Warrants and Underlying Securities have been qualified under applicable state securities laws or (b) there is presented to the Company notice of the proposed transfer and, if it so requests, a legal opinion reasonably satisfactory to the Company that such registration and qualification is not required; provided, however, that no such registration or qualification or opinion of counsel shall be necessary for a transfer by such Investor (i) to any entity controlled by, or under common control with, such Investor, (ii) to a shareholder, partner or officer of such Investor, (iii) to a shareholder, partner or officer of the general partner of such Investor, (iv) to the spouse, lineal descendants, estate or a trust or for the benefit of any of the foregoing or (v) by operation of law, provided the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were such Investor. Such Investor consents that any transfer agent of the Company may be instructed not to transfer any Series E Preferred Stock and Warrants or Underlying Securities unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any

                                      -7-
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certificate (or other instrument) representing such securities (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability of such shares, stating in substance:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS, IF APPLICABLE. THE COMPANY, PRIOR TO PERMITTING A TRANSFER OF THESE SECURITIES, MAY REQUIRE AN OPINION OF COUNSEL OR OTHER ASSURANCES SATISFACTORY TO IT AS TO COMPLIANCE WITH OR EXEMPTION FROM SUCH ACT AND LAWS"

The Company shall, upon the request of any holder of Series E Preferred Stock, Warrants or Underlying Securities and the surrender of such securities, issue a new stock certificate and Warrants without such legend if (A) the Warrants or stock evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification, or
(B) such holder shall have delivered to the Company a legal opinion reasonably satisfactory to the Company to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

         III.5 Authorization. All actions on the part of such Investor necessary for the authorization, execution, delivery and performance by such Investor of this Agreement have been taken. This Agreement has been duly authorized, executed and delivered by such Investor, is the legal, valid and binding obligations of such Investor, and are enforceable as to such Investor in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws.

         III.6 Finder or Broker. Neither such Investor nor any person acting on behalf of such Investor has negotiated with any finder, broker, intermediary or similar person in connection with the transactions contemplated herein.

                                   ARTICLE IV

                                 Indemnification
                                 ---------------

         IV.1 Indemnification by Investors. (a) Each Investor, severally and not jointly, agrees to

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indemnify and hold harmless the Company, its officers and directors, employees, agents and representatives and affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any untruth, inaccuracy, or breach of any of the representations, warranties, covenants or agreements of such Investor contained in this Agreement or in any other document furnished by such Investor to any of the foregoing in connection with this transaction.

         IV.2 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investors, its officers and directors, employees, agents, representatives and affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any untruth, inaccuracy, or breach of any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or in any other document furnished by the Company to any of the foregoing in connection with this transaction.

         IV.3 Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section IV.1 and IV.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section IV hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

         IV. 4 Contribution. If the indemnification provided for in Section IV.1 and IV.2 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section IV.1 or IV.2 hereof, the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (a) in such proportion as is appropriate to reflect the relative fault of the Company and the Investors in connection with the statement or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable consideration (the relative fault of the Company and such Investors to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Investors from the offering of the securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, no person shall be obligated to contribute hereunder any amounts in payment of any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE V

                              Additional Provisions
                              ---------------------

         V.1 CEO Hiring. Immediately following the Initial Closing, the Company agrees to use its best efforts to hire a new Chief Executive Officer. The holders of a majority of the Series E Preferred Stock shall have the right to approve the hiring of a new Chief Executive Officer.

         V.2 Board Observer Rights. Following the Initial Closing, Wheatley Partners II, L.P., ("Wheatley") shall have the right to send two (2) representatives (who need not be the same individuals from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give Wheatley written notice of each such meeting and to provide Wheatley with an agenda no later than it gives such notice and provides such items to the directors.

         V.3 FalconStor Voting Agreement. For so long as the holders of the outstanding shares of Series E Preferred Stock own at least 10% of the voting stock of the Company, and FalconStor owns any outstanding shares of Series E Preferred Stock, FalconStor agrees, for all actions to be voted upon by the holders of the Series E Preferred Stock, to vote all of its outstanding shares of Series E Preferred Stock, and all of its outstanding shares, if any, of Common Stock issued upon the conversion or exercise of its Series E Preferred Stock, Common Stock Purchase Warrants and Additional Warrants, in the same manner as the holders of the majority of the Series E Preferred Stock excluding the Series E Preferred Stock owned by FalconStor.

         V.4 Investment Banking Firms and Public Relations Firms. Following the Initial Closing the Company shall hire investment banking firms and public relations firms satisfactory to Wheatley.

         V.5 Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

         If to the Company:

                 Network-1 Security Solutions, Inc.
                 1601 Trapelo Road
                 Waltham, MA 02451
                 Attention: Murray P. Fish, President and
                            Chief Financial Officer

         With a copy to:

                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                 505 Park Avenue
                 New York, New York 10022-1170
                 Attention:  Sam Schwartz, Esq.

         If to the Investors, at their respective addresses as set forth on
Schedule 1.1 hereto, or such other address as any party may designate to the other in accordance with the aforesaid procedure and with a copy to: Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022,
Attn: Michael Reiner, Esq., counsel to the Investors. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

         V.6 Successors and Assigns. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the

Company and such successor. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Investors and their successors and assigns.

         V.7 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of the holders of a majority of the Series E Preferred Stock then outstanding.

         V.8 Survival of Representations, Etc. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Series E Preferred Stock, Warrants and Underlying Securities to the Investors and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

         V.9 Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to either the Company or the Investors upon any breach or default by the other under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         V.10 Entire Agreement. This Agreement (together with the exhibits attached hereto) contains the entire understanding of the parties with respect to their respective subject matter and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are merged herein and therein.

         V.11 Expenses. The Company shall, at the Closing and upon receipt of an invoice, reimburse reasonable fees and expenses of Morrison Cohen Singer & Weinstein LLP, counsel to the Investors.

         V.12 Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         V.13 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws.

         V.14 Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         V.15 Gender. As the context so requires, terms herein in the masculine form shall be construed to include the feminine form as well as neuter.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date herein above set forth.

                                            NETWORK-1 SECURITY SOLUTIONS, INC.

                                            By: /s/ Murray P. Fish
                                                --------------------------------
                                                Murray P. Fish
                                                President and Chief Financial
                                                Officer

                                            INVESTORS:

                                                /s/ Larry Altman
                                                --------------------------------
                                                Larry Altman

                                            APPLEGREEN PARTNERS

                                            By: /s/ Jonathan Lieber
                                                --------------------------------
                                                Jonathan Lieber
                                                General Partner

                                                /s/ Cheryl Blair
                                                --------------------------------
                                                Cheryl Blair

                                                /s/ Philip D. Bloom
                                                --------------------------------
                                                Philip D. Bloom

                                            BROOKWOOD PARTNERS

                                            By:  /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstein
                                                General Partner

                                            CASELII REVOCABLE TRUST

                                            By: /s/ Gerald S. Cailli
                                                --------------------------------
                                                Gerald S. Casilli
                                                Trustee

                                                /s/ Seymour Cohen
                                                --------------------------------
                                                Seymour Cohen

                                                /s/ Jack Erlanger
                                                --------------------------------
                                                Jack Erlanger

                                            FALCONSTOR SOFTWARE, INC.

                                            By:  /s/  ReiJane Huai
                                                --------------------------------
                                                ReiJane Huai
                                                President/CEO

                                                /s/ Charles B. Ferrar
                                                --------------------------------
                                                Charles B. Ferrara

                                                /s/ Edward Feigales
                                                --------------------------------
                                                Edward Feigales

                                                /s/ Andrew Fingerhut
                                                --------------------------------
                                                Andrew Fngerhut

                                                /s/  Barry Fingerhut
                                                --------------------------------
                                                Barry Fingerhut

                                                /s/ Gordon M. Freeman
                                                --------------------------------
                                                Gordon M. Freeman

                                            GESTION CAJED INC.

                                            By: /s/  Joel A. Pinsky
                                                --------------------------------
                                                Joel A. Pinsky
                                                President and Director

                                                /s/ Robert Gladstone
                                                --------------------------------
                                                Robert Gladstone

                                                /s/ Robert Graifman
                                                --------------------------------
                                                Robert Graifman

                                                /s/ Gerald Josephson
                                                --------------------------------
                                                Gerald Josephson

                                                /s/ Amy Katz
                                                --------------------------------
                                                Amy Katz

                                                /s/ Irwin Lieber
                                                --------------------------------
                                                Irwin Lieber

                                                /s/ Jonathan Lieber
                                                --------------------------------
                                                Jonathan Lieber

                                                /s/ Seth Lieber
                                                --------------------------------
                                                Seth Lieber

                                                /s/ Patrick McBrien
                                                --------------------------------
                                                Patrick McBrien

                                                /s/ Ardith Mederrick
                                                --------------------------------
                                                Ardith Mederrick

                                                /s/ David Nussbaum
                                                --------------------------------
                                                David Nussbaum

                                                /s/ Jennifer Olsen
                                                --------------------------------
                                                Jennifer Olsen

                                            OWEN ASSOCIATES, L.P.

                                            By:  /s/ Alan Silverman
                                                --------------------------------
                                                Alan Silverman
                                                General Partner

                                                /s/ Abby Oxenhorn
                                                --------------------------------
                                                Abby Oxenhorn

                                                /s/ Eli Oxenhorn
                                                --------------------------------
                                                Eli Oxenhorn

                                                /s/ Seth Oxenhorn
                                                --------------------------------
                                                Seth Oxenhorn

                                                /s/ Harvey Pollack
                                                --------------------------------
                                                Harvey Pollack

                                                /s/ Richard Rosenstock
                                                --------------------------------
                                                Richard Rosenstock

                                                /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstein

                                                /s/ Jeffrey Rubenstein
                                                --------------------------------
                                                Jeffrey Rubenstein

                                                /s/ Sam Schwartz
                                                --------------------------------
                                                Sam Schwartz

                                                /s/ James Scibelli
                                                --------------------------------
                                                James Scibelli

                                            SENECA VENTURES

                                            By: /s/  Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstein
                                                General Partner

                                                /s/ Donna Slavitt
                                                --------------------------------
                                                Donna Slavitt

                                                /s/ John Slavitt
                                                --------------------------------
                                                John Slavitt

                                                /s/ David Thalheim
                                                --------------------------------
                                                David Thalheim

                                                /s/ Anthony Trobiano
                                                --------------------------------
                                                Anthony Trobiano

                                                /s/ Tami Trobiano
                                                --------------------------------
                                                Tami Trobiano

                                            WHEATLEY FOREIGN PARTNERS, L.P.

                                            BY:  Wheatley Partners LLC,
                                                 General Partner

                                            By: /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstin, CEO

                                            WHEATLEY PARTNERS, L.P.

                                            BY:  Wheatley Partners LLC,
                                                 General Partner

                                            By: /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstin, CEO

                                            WHEATLEY PARTNERS II, L.P.

                                            BY:  Wheatley Partners LLC,
                                                 General Partner

                                            By: /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstin, CEO

                                                 /s/ Maureen Wilson
                                                --------------------------------
                                                Maureen Wilson

                                                /s/ Steven Wolosky
                                                --------------------------------
                                                Steven Wolosky

                                            WOODLAND PARTNERS

                                            By: /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstein, General
                                                Partner

                                            WOODLAND VENTURE FUND

                                            By: /s/ Barry Rubenstein
                                                --------------------------------
                                                Barry Rubenstein, General
                                                Partner

                                                /s/ Scott Zelnick
                                                --------------------------------
                                                Scott Zelnick

                             SCHEDULES AND EXHIBITS
                             ----------------------

     Schedule 1.1 Investors, Number of Shares of Series E Preferred Stock, Number of Warrants and Purchase Price

     Schedule 1.2        Disclosure Schedule

     Exhibit A:          Form of Certificate of Designations, Preferences and
                         Other Rights and Qualifications of Series E Preferred
                         Stock

     Exhibit B:          Form of Warrant

     Exhibit C:          Registration Rights Agreement

     Exhibit D:          License and Distribution Agreement between the Company
                         and FalconStor Software, Inc.

     Exhibit E:          Risk Factors

                                  SCHEDULE 1.1

  Name and Address          Number of Shares of    Number of         Purchase
    of Investor               Preferred Stock      Warrants            Price
    -----------               ---------------      --------            -----

Larry Altman                       11,792           23,584           $24,999.04
9 Meadowood Drive
Jericho, NY 11753

Applegreen Partners                35,377           70,754           $74,999.24
c/o Jonathan Lieber
271 Hamilton Road
Chappaqua, NY 10514

Cheryl Blair                        4,716            9,432            $9,997.92
6174 NW 24th Way
Boca Raton, FL 33496

Philip Bloom                      153,301          306,602          $324,998.12
18-70 211th Street
Bayside, NY 11360

Brookwood Partners, L.P.          117,924          235,848          $249,998.88
68 Wheatley Road
Brookville, NY 11545

Casilli Revocable Trust            47,169           94,338           $99,998.28
2905 Woodside Road
Woodside, CA 94062

Seymour Cohen                      11,792           23,584           $24,999.04
11 Evans Drive
Brookville, NY 11545

Jack Erlanger                      23,584           47,168           $49,998.08
2 East 88th Street, 5th Floor
New York, NY 10128

FalconStor Software, Inc.       1,084,935        2,169,870        $2,300,062.20
Att: ReiJane Huai
125 Baylis Road
Melville, NY 11747

Charles Ferrara                    23,584           47,168           $49,998.08
2449 Camner Street
Fort Lee, NJ 07024

Edward Fiegeles                    23,584           47,168           $49,998.08
190 East 72nd Street, Apt. 33CD
New York, NY 10003

Andrew Fingerhut                   11,792           23,584           $24,999.04
70 East 10th St. Apt. 11L
New York, NY 10003

Barry Fingerhut                   165,094          330,188          $349,999.28
Wheatley Partners, L.P.
825 Third Avenue, 32th Floor
New York, New York 10028-1170

Gordon Freeman                     23,584           47,168           $49,998.08
22 Van Buren Court
Cresskill, NJ 07626

Gestion Cajed Inc.                  4,716            9,432            $9,998.98
Att: Joel Pinsky
2 Place, Alexis Nihon
3500 Demaisoneuve Blvd.
Suite 1000
Montreal, Quebec H3Z 3C1

Robert Gladstone                   11,792           23,584           $24,999.04
25 Evans Drive
Brookville, NY 11545

Robert Graifman                    11,792           23,584           $24,999.04
31 Grosvenor Road
Short Hills, NJ 07078

Gerald Josephson                   23,584           47,168           $49,998.08
Harborside Apt #3
PO Box N732
Cloister Drive
Paradise Island, Nassau
Bahamas

Amy Katz                            9,433           18,866           $19,997.96
26 North Moore Street, Apt. 8W
New York, NY 10013

Irwin Lieber                      165,094          330,188          $349,999.28
8 Applegreen Drive
Old Westbury, NY 11568

Jonathan Lieber                    11,792           23,584           $24,999.04
271 Hamilton Road
Chappaqua, NY 10514

Seth Lieber                        11,792           23,584           $24,999.04
200 East 72nd Street, PHN
New York, NY 10021

Patrick McBrien                    11,792           23,584           $24,999.04
338 East 69th Street
New York, NY 10021

Ardith Mederrick                   23,584           47,168           $49,998.08
3 White Gate Road
Old Brookville, NY 11545

David Nussbaum                     11,792           23,584           $24,999.04
83 Village Road
Roslyn Heights, NY 11577

Jennifer Olsen                     11,792           23,584           $24,999.04
c/o Lawrence S. Dolin
16111 Parkland Drive
Shaker Heights, OH 44120

Owen Associates, L.P.              23,584           47,168           $49,998.08
c/o Alan Silverman
1 Old Country Road, Suite 390
Carle Place, New York 11514

Abbey Oxenhorn                     11,792           23,584           $24,999.04
56 The Intervale
Roslyn, NY 11576

Eli Oxenhorn                      117,924          235,848          $249,998.88
56 The Intervale
Roslyn, NY 11576

Seth Oxenhorn                      11,792           23,584           $24,999.04
56 The Intervale
Roslyn, NY 11576

Harvey Pollak                      11,792           23,584           $24,999.04
14 Pine Drive North
Roslyn, NY 11576

Richard Rosenstock                 11,792           23,584           $24,999.04
GBI Capital Partners
1055 Stewart Avenue
Bethpage, NY 11714

Barry Rubenstein                   47,169          94,3389           $99,998.28
68 Wheatley Road
Brookville, NY 11545

Jeffrey Rubinstein                 23,584           47,168           $49,998.08
31 Roger Drive
Port Washington, NY 11050

Sam Schwartz                       11,792           23,584           $24,999.04
215 East 68th Street
New York, NY 10021

James Scibelli                     23,584           47,168           $49,998.08
Roberts & Greene, Inc.
One Hollow Lane, Suite 208
Lake Success, NY 11040

Seneca Ventures                   165,094          330,188          $349,999.28
68 Wheatley Road
Brookville, NY 11545

Donna Slavitt                      35,377           70,754           $74,999.24
1085 Park Avenue, Apt. 3B
New York, NY 10028

John Slavitt                        9,433           18,866           $19,997.96
250 Baldwin Avenue, Apt. 801
San Mateo, CA 94401

David Thalheim                     35,377           70,754           $74,999.24
6 Trusdale Drive
Old Westbury, NY 11568

Anthony Trobiano                   47,169           94,338           $99,998.28
67 Leunig Street
South Hackensack, NJ 07606

Tami Trobiano                      23,584           47,168           $49,998.08
67 Leunig Street
South Hackensack, NJ 07606

Wheatley Partners, L.P.            86,792          173,584          $183,999.04
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Wheatley Partners II, L.P.         94,339          188,678          $199,998.68
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Wheatley Foreign Partners, L.P.     7,547           15,094           $15,999.64
80 Cuttermill Road, Suite 311
Great Neck, NY 11021

Maureen Wilson                     11,792           23,584           $24,999.04
87 Bay Driveway
Manhasset, NY 11030

Steve Wolosky                      14,150           28,300           $29,998.00
161 Tekening Drive
Tenafly, NJ 0760

Woodland Partners                  94,339          188,678          $199,998.68
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund             212,264          424,528          $449,999.68
68 Wheatley Road
Brookville, NY 11545

Scott Zelnick                      11,792           23,584           $24,999.04
188 East 76th Street, Apt. 9A
New York, NY 10021
                                ---------        ---------        -------------
Total                           3,191,037        6,382,074        $6,764,998.44

                                  SCHEDULE 1.2

                               Disclosure Schedule

This Schedule of Exceptions (this "Schedule") is attached to and forms a part of the Securities Purchase Agreement, dated as of October 2, 2001 (the "Securities Purchase Agreement"), by and among Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), and the investors named on Schedule 1.1 thereto. Section references contained in this Schedule are for reference purposes only and correspond to the same numbered sections of the Securities Purchase Agreement, and the disclosure of any matter in any such section of this
Schedule is deemed to be disclosed in response to or in connection with the other provisions of the Securities Purchase Agreement to the extent that such disclosure relates or is responsive to such other provisions of the Securities Purchase Agreement. Capitalized terms used and not defined in this Schedule have the meanings ascribed to them in the Securities Purchase Agreement.

II.3     Capitalization.

         In connection with the Initial Closing, the holders of (i) outstanding Series D Preferred Stock, (ii) certain warrants to purchase Common Stock and
(iii) convertible notes (convertible into Series D Preferred Stock and warrants) in the principal amount of $300,000, all issued in connection with the Company's private offering completed in December 1999, will have the right to receive an aggregate of 1,330,271 additional shares of Common Stock upon conversion or exercise of Series D Preferred Stock and warrants as a result of the anti-dilution provisions of such securities.

         Sage Alliance ("Sage") provides software development services to the Company for which Sage receives compensation in the form of warrants to purchase the Company's Common Stock.

II.6.    Legal Proceedings.

         On June 12, 2001, Avi Fogel resigned as Chief Executive Officer, President and a Director of the Company. The Board of Directors and Mr. Fogel had differences regarding the Company's strategic plan and operations. Following his resignation, Mr. Fogel's counsel forwarded a complaint letter to the Company which included claims against the Company and certain of its officers and directors for, among other things, unlawful termination, defamation and conspiracy. The Company has entered into an Agreement and Release pursuant to which the Company paid Mr. Fogel the sum of $60,000, in full settlement of all claims by Mr. Fogel against the Company.

II.8.    Finder or Broker.

         On January 29, 2001, the Company entered into an exclusive engagement letter with Updata Capital, Inc. ("Updata") pursuant to which Updata agreed to provide the Company with financial advisory services including, among other services, raising equity capital for the Company (the "Engagement Letter"). The Company has reached an understanding with Updata pursuant to which the Company agreed to pay Updata the sum of $100,000 upon the Initial Closing in full satisfaction of all obligations of the Company to Updata under the Engagement Letter with respect to this offering except for investors introduced by Updata to the Company for which Updata will be paid 6% of such amount raised.

                                    EXHIBIT A

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER RIGHTS
                 AND QUALIFICATIONS OF SERIES E PREFERRED STOCK
                                       OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.

                       ----------------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                       ----------------------------------

                  The undersigned, being the President and Chief Financial Officer of Network-1 Security Solutions, Inc. (the "Corporation"), hereby certifies in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that the Board of Directors of the Corporation duly adopted the following resolution on October 2, 2001:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, this Board of Directors hereby creates, from the 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Corporation's Certificate of Incorporation, a series of the Preferred Stock having the following terms and designations:

         Section 1. Designation and Amount. The shares of such series having a par value of $0.01 per share shall be designated as "Series E Convertible Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting such series shall be 3,500,000 The relative rights, preferences and limitations of the Series E Preferred Stock shall be in all respects identical, share for share, to the Common Stock of the corporation, except as otherwise provided herein.

         Section 2. Dividends. (a) The holders of Series E Preferred stock shall be entitled to receive dividends and other distributions, when, as and if declared by the Board of Directors out of funds legally available therefor. If at any time the Corporation declares any dividend or other distribution on its Common Stock (other than a dividend payable solely in shares of Common Stock) or any other series of Preferred Stock and there are shares of its Series E Preferred Stock issued and outstanding, then a dividend or other distribution shall also be declared on the Series E Preferred Stock payable at the same time and on the same terms and conditions, entitling each holder of Series E Preferred Stock to receive the dividend or distribution such holder would have received had such holder converted the Series E Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

         (b) The Corporation may not pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire, shares of Common Stock or of any other capital stock of the Corporation ranking junior to the Series E Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all declared and unpaid dividends on the Series E Preferred Stock has been or is contemporaneously paid.

         Section 3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware and as referenced below, the Series E Preferred Stock and the Common Stock of the Corporation shall vote as one class, with the holder of each share of Series E Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock could have been converted as of the record date for determining the stockholders having notice of and to vote at such meeting; provided that, the holders of the Series E Preferred Stock shall vote separately as a class on all matters that impact the rights, value or ranking of the Preferred Stock.

         Section 4. Reacquired Shares. Any shares of the Series E Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, unless otherwise provided for in the Certificate of Incorporation of the Corporation, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

         Section 5.        Covenants

                  (a) Except as otherwise provided in this Section 5(a), the Corporation shall not, so long as the holders of the outstanding shares of Series E Preferred Stock own at least 10% of the voting stock of the Corporation, without the affirmative consent of Wheatley Partners II, L.P. ("Wheatley"), designee of the holders of the Series E Preferred Stock:

                           (i) take any action to amend, modify, alter or repeal
any provision of its Certificate of Incorporation or By-laws that could in any way adversely affect the rights of the holders of the Series E Preferred Stock;

                           (ii) issue, grant or agree to issue or grant any
securities of the Corporation or any rights or securities convertible into or exchangeable for securities of the Corporation except for options pursuant to the Company's Stock Option Plan or written agreements entered into prior to the initial issuance of the Series E Preferred Stock governed by this Certificate of Designations (the "Series E Issuance Date");

                           (iii) in any manner authorize, create or issue any
class or series of capital stock or other securities (A) ranking, in any respect including, without limitation, as to payment of dividends, distribution of assets or redemptions, senior to or pari passu with the Series E Preferred Stock or (B) which in any manner could adversely affect the holders of Series E Preferred Stock; or authorize, create or issue any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, or any options, warrants or other rights to acquire, any shares having any such preference or priority;

                           (iv) in any manner alter or change the designations,
powers, preferences or rights, or the qualifications, limitations or restrictions of the Series E Preferred Stock;

                           (v) make any payment or distribution on account of,
or set aside assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any shares of its Common Stock, or of any other capital stock of the Corporation ranking junior to the Series E Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether now or hereafter outstanding (except securities repurchased by the Corporation pursuant to its Stock Option Plan);

                           (vi) liquidate, dissolve or wind up its affairs;

                           (vii) discontinue the businesses in which it is
engaged as of the Series E Issuance Date, or engage in any business other than the businesses in which it is engaged as of the Series E Issuance Date or any businesses or activities substantially similar or related thereto or ancillary to the operation thereof;

                           (viii) purchase or acquire, directly or indirectly,
in one or a series of related transactions, other than in the ordinary course of business any assets (except in connection with an acquisition) with a fair market value in excess of $250,000;

                           (ix) make any acquisitions (whether by the purchase
of assets or stock or by merger) with a fair market value in excess of $250,000;

                           (x) sell, lease or otherwise dispose of, directly or
indirectly, in one or a series of related transactions, other than in the ordinary course of business any assets of the Corporation with a fair market value in excess of $250,000;

                           (xi) effect or permit, or offer or agree to effect or
permit, a Liquidity Event or other merger, business combination or reorganization;

                           (xii) create, incur, guarantee, issue, assume or in
any manner become liable in respect of, any Debt (as hereinafter defined), other than the following:

                                    (A) current liabilities for trade payables
of the Corporation incurred for the acquisition of property or services entered into in the ordinary course of its business and in accordance with customary trade practices; and

                                    (B) Debt to a financial institution in an
amount not to exceed $250,000;

                           (xiii) enter into any employment agreement,
consulting agreement or other arrangement or offer letter with any officer, director, employee or consultant of the Corporation providing for annual compensation (including salary and cash bonus) or other payment in excess of $100,000.

                           (xiv) make cash payments or expenditures (excluding
expenses incurred directly related to recognizable revenue, e.g. commissions) on a monthly basis aggregating in excess of the amount set forth in the Corporation's Budget (as defined in Section 5(b) below); or prior to establishing the Corporation's Budget for any year, make cash payments or expenditures (a) aggregating in excess of $650,000 per month or (b) any single expenditure in excess of $50,000 in any month.

                           (xv) directly or indirectly, create, incur, assume,
or permit to continue in existence, any mortgage, deed of trust, lien, charge of encumbrance on, or security interest in, or pledge or deposit of, or conditional sale or other title retention agreement or capitalized lease with respect to, any property or asset now owned or leased or hereafter acquired or leased by the Corporation, except:

                                    (A) liens for taxes, assessments and
governmental charges the payment of which is being contested by the Corporation in good faith by appropriate procedures promptly instituted and diligently conducted and for which the Corporation has established such reserves as shall be required by GAAP (as hereinafter defined) and approved by the Corporation's auditors;

                                    (B) liens in connection with workers'
compensation, unemployment insurance or other social security obligations;

                                    (C) statutory mechanic's, workmen's,
materialmen's or other like liens arising in the ordinary course of business of the Corporation in respect of obligations which are not yet due or which are being contested in good faith with appropriate reserves having been established therefor;

                                    (D) liens for which the Corporation's
receivables are collateral;

                                    (E) purchase money security interests for
equipment and machinery purchased in the ordinary course of business and to be used in the conduct of the Corporation's business, provided that any such security interest secures only the repayment of the purchase price (including interest and other costs associated with the purchase) of such equipment or machinery and does not exceed the purchase price of such equipment or machinery; and

                                    (F) other liens or encumbrances upon the
assets of the Corporation incidental to the conduct of the business of the Corporation or to the ownership of the properties or assets of either, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not materially detract from the value of the properties or assets of the Corporation or materially adversely affect the operations of the Corporation;

                           (xvi) enter into any transaction after the Series E
Issuance Date with any of the Corporation's officers, directors or employees or any person or entity directly or indirectly controlled by or under common control with the Corporation or any of its officers, directors or employees (a "Related Party"), including, without limitation, any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Related Party excluding (i) bonuses not in excess of $25,000 and (ii) options issued under the Company's Stock Option Plan.

                  (b) Within 60 days of the Series E Issuance Date, the Board of Directors of the Corporation shall adopt an operating budget (the "Corporation's Budget") for the fifteen (15) month period through December 31, 2002 which shall be approved by Wheatley (and the Corporation and Wheatley will use their best efforts to do so at least 30 days prior to the commencement of each fiscal year beginning with 2003).

                  (c) For purposes herein, "Debt" shall mean at any date, without duplication, (A) all obligations of the Corporation for borrowed money,
(B) all obligations of the Corporation evidenced by bonds, debentures, notes, or other similar instruments, (C) all obligations of the Corporation in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products or similar instruments (including reimbursement obligations with respect thereto), except such as have been issued to secure payment of trade payables, (D) all obligations of the Corporation to pay the deferred purchase price of property or services, except trade payables, (E) all capitalized lease obligations of the Corporation, and (F) all obligations or liabilities of others secured by a lien on any asset of the Corporation, whether or not such obligation or liability is assumed by the Corporation.

         Section 6.        Liquidation, Dissolution or Winding Up.

         (a) Upon the liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of Series E Preferred Stock shall have received a liquidation preference of $2.12 per share (as adjusted pursuant to the terms hereof, the "Liquidation Preference Amount"), plus an amount equal to unpaid dividends thereon, if any, to the date of such payment or
(ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except distributions made ratably on the Series E Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For purposes of this Certificate, each of (1) the sale, lease, conveyance, exchange or transfer or other distribution of all or substantially all of the property and assets of the Corporation, or (2) the consolidation, merger or other business combination or a recapitalization or refinancing of the Corporation with or into any other corporation, in which the stockholders of the Corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation (each a "Liquidity Event"); provided, however, that a holder may elect to convert his shares of Series E Preferred Stock immediately prior to any such event pursuant to Section 7 below.

         (b) In the event of a liquidation, dissolution or winding up of the Corporation within the meaning of subsection (a) above, then in connection with each such event the Corporation shall send to the holders of the Series E Preferred Stock at least twenty days' prior written notice of the date when such event shall take place.

         (c) For purposes of this Certificate the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation then outstanding or hereafter authorized over which Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (d) The Series E Preferred Stock shall rank pari passu with the Series D Preferred Stock and senior to all other securities of the Corporation, and any other series or class of the Corporation's preferred stock, common stock or other capital stock, now or hereafter authorized. The Corporation may not issue any shares of capital stock or preferred stock that is senior or pari passu in any respect to the Series E Preferred Stock without the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock.

         (e) Upon any liquidation, dissolution or winding up of the Corporation, and after full payment as provided in Section 6(a) above, the holder of Series E Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

         Section 7.        Conversion.

         (a) Subject to the provisions for adjustments hereinafter set forth, each share of the Series E Preferred Stock shall be convertible at the option of the holder thereof or upon the affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock, at any time, in the manner hereinafter set forth, into a number of fully paid and nonassessable shares of Common Stock of the Corporation computed by multiplying the number of such shares of Series E Preferred Stock to be converted by the Liquidation Preference Amount (such amount to be adjusted proportionately in the event the shares of Series E Preferred Stock are adjusted into a lesser number or subdivided into a greater number) and dividing the result by the Conversion Price. The Conversion Price per share of Series E Preferred Stock shall initially be $1.06 which price shall be subject to adjustment as provided herein. In addition, each share of Series E Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock of the Corporation upon the consummation of an underwritten secondary public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of shares of its Common Stock to the public which (i) results in net proceeds to the Corporation of at least $15,000,000 (after underwriting discounts and selling commissions but prior to legal, accounting and other transaction costs and expenses) and (ii) is offered at a price per share equal to at least 300% of the then Conversion Price (a "Qualified Financing").

         (b) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Corporation at any time subdivides (by stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (ii) If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, or if the Corporation shall effect a capital reorganization or reclassification of its Common Stock, or other Liquidity Event, then each holder of Series E Preferred Stock then outstanding shall have the right thereafter to convert each share of Series E Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale, conveyance, reorganization, reclassification or other Liquidity Event by a holder of the number of shares of Common Stock into which such share of Series E Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, conveyance, reorganization, reclassification or other Liquidity Event and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of Series E Preferred Stock shall thereafter be made applicable. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (iii) If, after the date of the original issuance of shares of Series E Preferred Stock, the Corporation issues, grants or sells any Additional Stock as hereinafter defined (other than as set forth below) for a consideration per share less than the applicable Conversion Price, then upon such issue or sale the Conversion Price will be reduced in order to increase the number of shares of Common Stock into which the Series E Preferred Stock is convertible to that price per share determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock issuable upon conversion of all of the shares of Series E Preferred Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock which the aggregate consideration (if any) received by the Corporation in such issuance or sale would purchase at the then effective Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of shares of Common Stock issuable upon conversion of all of the shares of Series E Preferred Stock outstanding immediately prior to the issuance or sale of such Common Stock, plus the number of such shares of Common Stock so issued or sold; provided, however, that additional shares of Common Stock issued or sold without consideration shall be deemed to have been issued or sold for $.01 per share. "Additional Stock" shall mean Common Stock or options, warrants or other rights to acquire, or securities convertible into or exchangeable for, shares of Common Stock, including shares held in the Corporation's treasury, and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, except as provided in subsection (b)(iv) below.

                  (iv) Notwithstanding anything to the contrary contained in subsection (b)(iii) above, no adjustment will be made to the Conversion Price by reason of the issuance of shares of

Common Stock (1) upon conversion of the Series E Preferred Stock or exercise of the Warrants issued in accordance with the Securities Purchase Agreement, dated October 2, 2001, between the Corporation and the Investors (the "Purchase Agreement"), (2) as a dividend or distribution on the Series E Preferred Stock,
(3) to strategic partners, lenders, vendors and financial institutions up to an aggregate of 1,250,000 shares, (4) upon exercise of outstanding options and warrants or conversion of outstanding convertible securities as of the date of this Certificate and (5) to employees, officers, directors or consultants of the Corporation pursuant to the Corporation's Stock Option Plan.

                  (v) For the purpose of any computation to be made in accordance with Section 7(b)(iii), the following provisions shall be applicable:

                           (1) In case of the issuance or sale of shares of
Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if shares of Common Stock are offered by the Corporation for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                           (2) In the case of the issuance or sale (otherwise
than as a dividend or other distribution on any stock of the Corporation) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board.

                           (3) Shares of Common Stock issuable by way of
dividend or other distribution on any stock of the Corporation shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (4) The reclassification of securities of the
Corporation other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (2) of this
Section 7(b)(v).

                           (5) The number of shares of Common Stock at any one
time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (vi) In the case of the issuance of options, rights, or warrants to purchase or subscribe for shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock, or options, rights or warrants to purchase or subscribe for any such convertible or exchangeable securities, the following provisions shall apply for all purposes of this
Section 7(b)(v):

                          (1) The aggregate maximum number of shares of Common
Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and shall be deemed to be issued for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration received in connection with sale of the foregoing, if any, received by the Corporation for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares of Common Stock shall no longer be deemed to be issued and outstanding, and the Conversion Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise of rights shall not have expired or terminated unexercised.

                          (2) The aggregate maximum number of shares of Common
Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and shall be deemed to be issued for a consideration equal to the consideration received in connection with the sale of the foregoing received by the Corporation for such securities, plus the consideration, if any, receivable by the Corporation upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (B) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Conversion Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                          (3) If any change shall occur in the price per share
provided for in any of the options, rights or warrants referred to in subsection
(1) of this Section 7(b)(vi), or in the price per share at which the securities referred to in subsection (2) of this Section 7(b)(vi) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Corporation shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                          (4) Except as otherwise provided in this Section
7(b)(vi), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon exercise of options, rights or warrants or upon the actual issuance of such Common Stock upon conversion or exchange of any convertible or exchangeable securities.

         (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the holder of a share of Series E Preferred Stock thereafter converted shall become entitled to receive any shares of capital stock or other securities of the Corporation other than shares of its Common Stock, thereafter the number of such other shares of capital stock or other securities so receivable upon conversion of Series E Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to shares of the Corporation's Common Stock contained in this Section 7, and the provisions of this Certificate with respect to shares of the Corporation's Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

         (d) If any adjustment in the number of shares of Common Stock into which each share of the Series E Preferred Stock may be converted as required pursuant to this Section 7 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of the Series E Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of the Series E Preferred Stock is then convertible. All calculations under this Section 7(d) shall be made to the nearest one-hundredth of a share.

         (e) The Board of Directors may, but shall not be required to, increase the number of shares of Common Stock into which each share of the Series E Preferred Stock may be converted, in addition to the adjustment required by this
Section 7, as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or Series E Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes.

         (f) (i) The holder of any shares of the Series E Preferred Stock may exercise his or its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series E Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series E Preferred Stock so converted shall be entitled and (y) if less than the full number of shares of the Series E Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a certificate of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series E Preferred Stock to be converted so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

                  (ii) Upon the consummation of a Qualified Financing, the conversion of Series E Preferred Stock into Common Stock will be automatically reflected in the books of the Corporation. The holders of the Series E Preferred Stock will surrender a certificate or certificates representing the shares of Series E Preferred Stock to be converted and provide a written notice as set forth in (i) above.

         (g) Upon conversion of any shares of the Series E Preferred Stock, the holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive dividends on such shares of the Series E Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of the Series E Preferred Stock entitled to receive payment of such dividend.

         (h) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock or other securities issuable upon the conversion of all outstanding shares of the Series E Preferred Stock.

         Section 8. Adjustments for Consolidation, Merger, etc. Prior to the consummation of a consolidation or merger or a sale of substantially all of the property of the Corporation or other Liquidity Event as described in Section 6(a) hereof, each corporation, including this Corporation, which may be required to deliver any stock, securities, cash or other property to the holders of shares of the Series E Preferred Stock shall assume, by written instrument delivered to each transfer agent of the Series E Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or other property to which, in accordance with the provisions of Section 7, such holder may be entitled and each such corporation shall have furnished to each such transfer agent or person acting in a similar capacity, including the Corporation, an opinion of counsel for such corporation, stating that such assumption agreement is legal, valid and binding upon such corporation.

         Section 9. Reports as to Adjustments. Whenever the number of shares of Common Stock into which the shares of the Series E Preferred Stock are convertible is adjusted as provided in Section 7, the Corporation shall (a) promptly compute such adjustment and furnish to each transfer agent or person acting in a similar capacity, for the Series E Preferred Stock, a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible as a result of such adjustment and the computation thereof and when such adjustment will become effective and (b) promptly mail to the holders of record of the outstanding shares of the Series E Preferred Stock a notice stating that the number of shares into which the shares of Series E Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series E Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

         Section 10. Waiver. Any right or privilege of the Series E Preferred Stock (including without limitation any rights related to the conversion thereof and to adjustments of the Conversion Price) may be waived (either generally or in a particular instance and either retroactively or prospectively) by and only by the written consent of the holders of a majority of the Series E Preferred Stock then outstanding and any such waiver shall be binding upon each holder of Series E Preferred Stock.

         Section 11.       Notices of Corporate Action. In the event of:

         (a) any taking by the Corporation of a record of the holders of its Common Stock or other securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any capital reorganization, reclassification or recapitalization of the Corporation, any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing corporation and no change occurs in the Common Stock), or any transfer of all or substantially all of the assets of the Corporation to any other person or other Liquidity Event; or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to each transfer agent for the shares of the Series E Preferred Stock and to the holders of record of the outstanding shares of the Series E Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (a) above) prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right or, (ii) the date or expected date to which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or other Liquidity Event or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which each share of the Series E Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. The failure to give any notice required by this Section 11, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, as of this ____ day of October, 2001.

                                            NETWORK-1 SECURITY SOLUTIONS, INC.

                                            By:
                                               Murray P. Fish, President and
                                               Chief Financial Officer

                                    EXHIBIT B

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT CERTIFICATE

                                                                 October 2, 2001

               WARRANTS TO PURCHASE AN AGGREGATE OF ______ SHARES
                               OF COMMON STOCK OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    ISSUED TO

                            -------------------------

                             DATED: October 2, 2001

                  THIS IS TO CERTIFY that, for value received, _________________ or its or his registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (together with any subsequent Warrants issued pursuant to the terms hereof, the "Warrants") set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the "Expiration Date"), to purchase from Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), one fully paid and nonassessable share, free from tax liens and charges, of common stock, par value $.01 per share (the "Common Stock"), of the Company upon surrender hereof, with the form of election to purchase included herein (the "Election to Purchase") completed and duly executed, at the office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company. The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.

                  1.       Purchase Price

                  The purchase price for each of the Shares purchasable hereunder (the "Purchase Price") shall be equal to $1.27 per Share, subject to adjustment as hereinafter described.

                  2.       Definition of Market Price

                  Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM")or a similar service if NNM or NSM are not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or
(iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

                  3.       Transfer

                  The Warrants may not be transferred, sold or assigned except in whole or in part to, (i) any entity controlled by, or under common control with, the Warrantholder, (ii) to a shareholder, partner or officer or such Warrantholder, (iii) to a shareholder, partner or officer of a general partner of such Warrantholder, (iv) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (v) by operation of law.

                  4.       Issuance of Shares

                  Subject to the restrictions set forth in Section 5 below, upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

                  Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrants and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect of which the Warrants is then exercised shall not then have been actually delivered to the Warrantholder. As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Warrants. In the event that only a portion of the Warrants are exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto.

                  Prior to due presentment for registration of transfer of the Warrants, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing on this warrant certificate made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  5.       Payment of Expenses, Taxes, etc. upon Exercise

                  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

                  6.       Lost, Stolen or Mutilated Warrant Certificate

                  In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company. Upon providing an appropriate indemnification, no bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

                  7.       Covenants of Company

                  (a) The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

                  (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

                  (c) The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, encumbrances, charges and security interests created by the Company with respect to the issuance and holding thereof.

                  8.       Rights Upon Expiration

                  Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

                  9.       Exchange of Warrant Certificate

                  Subject to the provisions of Section 3 above, this warrant certificate may be exchanged for a number of warrant certificates of the same tenor as this warrant certificate for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this warrant certificate, upon surrender hereof at the office of the Company with written instructions as to the denominations of the warrant certificates to be issued in exchange.

                  10.      Adjustment for Certain Events

                  (a) In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock,
(iii) reverse split the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the

Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, reverse split or reclassification made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock for which adjustment is made under Section 10(a) above) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock. In the event that the Company and the Warrantholder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Warrantholder, and the reasonable costs of such appraiser shall be borne by the Company. Any such adjustment shall become effective immediately after the record date for such distribution and shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                   (c) No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this
Section 10(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

                  (d) In the event that at any time, as a result of an adjustment made pursuant to Section 10 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 10, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

                  (e) Upon each adjustment of the Purchase Price as a result of calculations made in this Section 10, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (f) In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10(f) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10(f).

                  (g) If the Company shall, prior to the Expiration Date, issue shares of Common Stock (whether in a single transaction or a series of transactions, whether or not related) (except for any shares of Common Stock issued or to be issued (1) upon conversion of the Series E Preferred Stock or exercise of the Warrants issued in accordance with the Securities Purchase Agreement, dated October 2, 2001, between the Company and certain investors (the "Purchase Agreement") (2) as a dividend or distribution on the Series E Preferred Stock,
(3) to strategic partners, lenders, vendors and financial institutions up to an aggregate of 1,250,000 shares of Common Stock, (4) upon exercise of outstanding options, warrants and convertible securities to purchase an aggregate of 2,605,452 shares of Common Stock as of the date hereof and (5) to employees, officers, directors or consultants of the Corporation pursuant to the Corporation's Stock Option Plan for a purchase price or prices which are, in any instance, less than the Purchase Price then in effect, then the Purchase Price shall be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance by (B) the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation. Such adjustment shall be made successively whenever such sale or issuance is made. The issuance of any other shares of Common Stock or options or warrants for the purchase thereof may be excluded from the operation of this Section 10(g), provided, the written consent of a majority-in-interest of the Warrantholders has been obtained prior to such issuance.

                  (h) In any case in which this Section 10 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrant or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

                  (i) In all events an adjustment, consistent with the anti-dilutive provisions set forth in Section 10(g), shall be made in the Purchase Price and the number of Shares issuable upon the exercise of the Warrants if the Company issues, in exchange for cash, property or services, any securities convertible into or exchangeable for shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities, with a conversion, exchange or exercise price less than the Purchase Price then in effect, with said adjustment being based upon the conversion, exchange or exercise price of such convertible or exchangeable securities.

                  (j) The Shares and any other shares of capital stock or warrants or other securities now or hereafter receivable upon exercise of this Warrant shall be entitled to registration under the

Securities Act of 1933 pursuant to the terms of the Registration Rights Agreement attached to the Purchase Agreement as Exhibit C thereto.

                  11.      Fractional Shares

                  Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause (i), (ii) or (iii) in the definition of Market Price in Section 2 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 2 above is applicable. All calculations under this Section 11 shall be made to the nearest cent.

                  12.      Securities Act Legend

                  The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS, IF APPLICABLE. THE COMPANY, PRIOR TO PERMITTING A TRANSFER OF THESE SECURITIES, MAY REQUIRE AN OPINION OF COUNSEL OR OTHER ASSURANCES SATISFACTORY TO IT AS TO COMPLIANCE WITH OR EXEMPTION FROM SUCH ACT AND LAWS."

                  13.      Notice of Adjustment

                  (a) Upon any adjustment of the Purchase Price, the number of Shares issuable, or the securities or other property deliverable, upon exercise of this Warrant, pursuant to Section 10 above, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable, or the securities or other property deliverable, upon exercise of the Warrants after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) send a copy of such certificate to the Warrantholder.

                  (b)      In case:

                           (i) the Company shall authorize the issuance to any
holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

                           (ii) the Company shall authorize the payment of cash
or stock dividends to any holders of Common Stock, or other outstanding securities of the Company, or the distribution to any holders of Common Stock, or other outstanding securities of the Company, of evidences of its indebtedness or assets; or

                           (iii) of any consolidation or merger to which the
Company is a party or the conveyance or transfer of all or substantially all of the properties and assets of the Company or any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

                           (iv) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company; or

                           (v) the Company proposes to take any other action,
which would require an adjustment of the Purchase Price pursuant to Section 10 above or require the vote of any of the Company's stockholders;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price or the vote of the Company's stockholders. The failure to give the notice required by this Section 13(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

                  Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

                  14.      Notices

                  Any notice, request, demand or other communication pursuant to the terms of the Warrants shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

         If to the Company:

                  Network-1 Security Solutions, Inc.
                  1601 Trapelo Road
                  Waltham, Massachusetts 02451

                  Attention:  Murray P. Fish, President and
                              Chief Financial Officer

         with a copy to:

                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  505 Park Avenue
                  New York, New York 10022-1170
                  Attention:  Sam Schwartz, Esq.

         If to the Warrantholder, to the address of such Warrantholder provided to the Company by such Warrantholder for the purpose of notices, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attn: Michael Reiner, Esq., or to such other address or such other counsel as the Company or the Warrantholder may designate by written notice to the other party.

                  15.      Miscellaneous

                  (a) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

                  (b) This warrant certificate shall be deemed to be a contract made under the laws of the State of New York for all purposes and shall be construed in accordance with the laws of such State.

                  (c) Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

                  IN WITNESS WHEREOF, an authorized office of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.

                                    NETWORK-1 SECURITY SOLUTIONS, INC.

                                    By:_________________________________________
                                       Murray P. Fish, President and
                                       Chief Financial Officer

ATTEST:

By:      __________________________________

[CORPORATE SEAL]

                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

To:      NETWORK-1 SECURITY SOLUTIONS, INC.

         1601 Trapello Road
         Waltham, Massachusetts 02451
         Attention: Murray P. Fish, President and Chief Financial Officer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase _____ shares of Common Stock covered by the within Warrants, (2) makes payment in full of he Purchase Price by enclosure of a certified check, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

------------------------------------------------

------------------------------------------------

------------------------------------------------

and (4) if said number of shares shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

------------------------------------------------

------------------------------------------------

------------------------------------------------

                  In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________            _________________________________

                                      By:_________________________________

                                         _________________________________

                                   EXHIBIT D

                       LICENSE AND DISTRIBUTION AGREEMENT

                  This License and Distribution Agreement (the "Agreement") is made and entered into this 2nd day of October, 2001 by and between Network-1 Security Solutions, Inc., a Delaware corporation with its principal offices at 1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451 ("Network-1") and FalconStor Software, Inc., a Delaware corporation with offices at 125 Baylis Road, Suite 140, Melville, New York 11747 ("FalconStor").

         1. Definitions. As used in this Agreement:

         (a) "CONFIDENTIAL INFORMATION" shall mean confidential or other proprietary information that is disclosed by either party to the other under this Agreement and is identified by the disclosing party at the time of or within one week after such disclosure as confidential or proprietary including, without limitation, software, code and designs, product specifications and other confidential business information. Confidential information shall not include information which: (i) is or becomes public knowledge without any action by or involvement of a party; (ii) has been independently developed other than pursuant to this Agreement; (iii) is disclosed by a party with the prior written approval of the other party; or (iv) is disclosed pursuant to any judicial or government order or process, provided that the disclosing party gives the other party prior notice sufficient to allow that party time to contest such order or process.

         (b) "DERIVATIVE WORK" means any work which is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing work may be recast, transformed or adopted, and which, in the absence of this Agreement or other authorizations by the owner of the pre-existing work would constitute a copyright infringement.

         (c) "DOCUMENTATION" means all operator and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with Licensed Product, as set forth in Exhibit A annexed hereto.

         (d) "EFFECTIVE DATE" shall mean the date identified on the signature page of this Agreement as the effective date.

         (e) "FALCONSTOR PRODUCTS" shall mean the hardware and/or software products owned and/or distributed by FalconStor, other than the Licensed Product, and any updates or upgrades relating to such products.

         (f) "INTELLECTUAL PROPERTY RIGHTS" shall mean all forms of intellectual property rights and protections that may be obtained for, or may pertain to, any licensed product, Confidential Information and marks and may include without limitation:

                  (i) all right, title and interest in and to all patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuations in patent applications throughout the world now or hereafter filed;

                  (ii) all right, title and interest in and to all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries;

                  (iii) all right, title and interest in and to all maskworks, copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and

                  (iv) all right, title and interest in and to all proprietary indicia, trademarks, service marks, trade names, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries.

         (g) "LICENSE KEY" shall mean the code provided to FalconStor, its Resellers, distributors, sublicenses and end users, as applicable by Network-1 for activation of the Licensed Product.

         (h) "LICENSED PRODUCT" shall mean Network-1's CyberwallPLUS security products as well as any products developed in the future by Network-1, as more fully defined in Exhibit A annexed hereto as it may be amended from time to time by Network-1, including any and all Updates and Upgrades.

         (i) "NET RECEIPTS" shall mean the actual gross receipts less sales, use, excise, value added or other similar taxes and allowances for returns, defects, bad debts, and replacements received by FalconStor from OEM Transactions (as defined below) incorporating the OEM Product (as defined below).

         (j) "NETWORK-1 LIST PRICE" shall mean the actual list price per single unit of the Licensed Product, as set forth on Exhibit A annexed hereto, and as it may be amended from time to time on 60 days prior written notice by Network-1, except to the extent any OEM Transaction to which FalconStor is a party requires up to 90 days prior written notice, Network-1 may only amend the price on 90 days prior written notice.

         (k) "OEM TRANSACTION" shall mean any transaction in which FalconStor incorporates all or any part of a Licensed Product with an original equipment manufacturer.

         (l) "OEM PRODUCT" shall mean a fully functional version of the Licensed Product used to bundle with OEM partners, and shall expressly include Updates and expressly exclude Upgrades of the Licensed Product. The level of functionality of any OEM Product shall be determined in good faith by FalconStor and Network-1 in advance of any OEM Transaction.

         (m) "RESELLER" shall mean a third party appointed by FalconStor to distribute the Licensed Products to end users in accordance with the terms of this Agreement

         (n) "ROYALTIES" shall mean the royalties payable with respect to distribution of the Licensed Product and the OEM Product as described in Section 7 hereof.

         (o) "SOURCE CODE" shall mean program code applicable to the Licensed Product, expressed in the form suitable for modification by humans as well as any Updates and Upgrades as defined herein and any and all applicable related Documentation.

         (p) "SPECIFICATIONS" shall mean the published Specifications applicable to the Licensed Product that are in effect as of the date the Licensed Product is delivered to FalconStor. During the Term (as defined below), if Network-1 substantially amends its specifications, Network-1 shall inform FalconStor of the revised Specifications.

         (q) "TERM" shall mean the period as set forth in Section 14 hereof.

         (r) "UPDATE" means the release of the Licensed Product which is a minor release or bug fix or an error correction.

         (s) "UPGRADE" means a new revision of the Licensed Product that includes enhancements which increase performance or increase functionality for which Network-1 charges a license fee.

         2. Grant of License.

         (a) Subject to the terms and conditions set forth in this Agreement, Network-1 hereby grants to FalconStor a worldwide, non-exclusive license to: (i) market, distribute, resell, and sublicense the Licensed Product to Resellers as a separate product or together with any FalconStor Product under FalconStor trademark(s) or under the trademark(s) utilized for the Licensed Product by Network-1, expressly excluding OEM Transactions; (ii) use the Licensed Product for testing, demonstration, training, promotional and evaluation purposes by its personnel and Resellers; (iii) market, distribute and sublicense the OEM Product under FalconStor trademark(s) or such other trademarks as FalconStor may authorize in OEM Transactions, expressly excluding Network-1 trademark(s); (iv) reproduce the Licensed Product and OEM Product to give effect to the express terms and provisions hereof.

         (b) If Network-1 should create or obtain ownership of any new products, it will amend Exhibit A and provide FalconStor with such new products, as well as any Updates or Upgrades to the Licensed Product, at no additional cost to FalconStor under this Agreement.

         (c) Network-1 shall deliver to FalconStor two (2) complete copies of the Documentation. FalconStor shall have the right, as part of the license granted herein, to make as many additional copies of the Documentation as may be required to give effect to the terms and provisions hereof.

         (d) Other than the limited rights and licenses expressly granted to it in this Agreement, FalconStor shall have no rights with respect to any Licensed Product or its source code, or OEM Product or its source code, and agrees not to reverse engineer any Licensed Product or OEM Product or to reverse assemble, de-compile, or otherwise attempt to derive the source code from any Licensed Product or OEM Product provided to it hereunder. No right to modify or otherwise prepare Derivative Works of or from the Licensed Product, OEM Products or Documentation is granted.

         (e) Subject only to the limited nonexclusive rights and licenses expressly granted to FalconStor in this Agreement, Network-1 shall retain and own all right, title, and interest in the Licensed Products, OEM Products, and Documentation, and each copy thereof, and all intellectual property rights with respect thereto. All rights not expressly granted to FalconStor herein are retained by Network-1. Other than as expressly allowed under this Agreement, FalconStor agrees not to alter, remove or obscure any copyright or other proprietary notices on or in the Licensed Product or Documentation.

         (f) FalconStor may not modify, enhance or otherwise change the Licensed Product or OEM Product. Notwithstanding the preceding, FalconStor shall have the right to request that Network-1 modify, enhance or otherwise change the Licensed Product at Network-1's cost, and to request that Network-1 modify, enhance or otherwise change the OEM Product at the cost of the OEM partner. Network-1 shall not be obligated to make any such requested modification, enhancement or other change. In the event Network-1 modifies, enhances or otherwise changes any of the Licensed Products or OEM Products, on its own, at the request of FalconStor, or for any other reason, any such modification, enhancement or change to the Licensed Product or OEM Product by Network-1 shall be the exclusive property of Network-1 (the "Network-1 Modifications"). For the avoidance of doubt, Network-1, at its sole discretion, shall have the right to modify the Licensed Product or OEM Product at any time during the Term provided that Network-1 provides FalconStor with object code relating to such Network-1 Modification at such time as the modified Licensed Product is released to the public. FalconStor will automatically have all rights in the Network-1 Modifications that it has in the Licensed Product hereunder.

         (g) FalconStor agrees to allow Network-1 to enforce its rights under any agreement FalconStor may enter into with any Reseller in order to protect any confidentiality and proprietary property of Network-1 included in the Licensed Product, OEM Product and/or the Documentation.

         (h) Except as otherwise provided herein, FalconStor shall not copy the Licensed Product or the OEM Product in whole or in part, except as reasonably necessary for archival backup purposes and for use by FalconStor of the Licensed Product as permitted under this Agreement. FalconStor agrees to reproduce on all Documentation relating to the Licensed Product, proprietary trademark or copyright markings as may be required by Network-1.

         (i) Prior to the distribution of any Licensed Product to a Reseller, FalconStor shall enter into an enforceable written agreement with such Reseller that (i) is sufficient to ensure that such Reseller is required to comply with the relevant terms of this Agreement, and (ii) expressly names Network-1 as an intended third-party beneficiary of such agreement with the right to rely on and directly enforce the terms thereof. Without limiting the generality of the foregoing, each such agreement shall include terms binding the Reseller to obligations at least as broad as those of FalconStor under this Agreement and restrictions at least as protective of Network-1 as the applicable conditions contained in this Agreement.

         (j) Network-1 reserves the right to change the design and/or specifications of the Licensed Product at any time and to discontinue the sale or availability of any Licensed Product or OEM Product at any time without liability upon sixty (60) days prior written notice to FalconStor.

         (k) Network-1 shall provide necessary inventory of packaged Licensed Product and/or cd's for FalconStor's distribution to its resellers at no charge to FalconStor, other than the payment of royalties as set forth herein.

         (l) The Licensed Product, including, without limitation, all source code, and all Updates and Upgrades thereof or thereto, and all Network-1 Modifications shall be placed in escrow by Network-1 within thirty (30) days after the date hereof and maintained in accordance with an Escrow Agreement at the sole cost and expense of FalconStor. The Escrow Agreement shall be among Network-1 and FalconStor, and a mutually acceptable independent third party that customarily serves as an escrow agent for companies seeking to place software in escrow and will provide that the Licensed Product and all Updates and Upgrades thereof or thereto, as well as all Network-1 Modifications will be released from escrow to FalconStor only in the event of the bankruptcy or dissolution of Network-1.

         3. License Key.

         Network-1 employs a License Key which enables use of the Licensed Products. The Licensed Products are shipped or downloaded from the Network-1's Web site. Network-1 administers the generation and distribution of License Keys as follows:

         (a) After the automatic two day license, the end-user or reseller must either fill out a temporary license request on the Network-1's Web site to get a twenty-eight day temporary license or contact support;

         (b) After the twenty-eight day license, the end-user or reseller must contact support if they wish to extend the temporary license which will be done based on need; and

         (c) When the end-user decides to purchase the Licensed Product, the end-user or FalconStor contacts Network-1 Support for the permanent License Key for activation.

         (d) With respect to Licensed Products distributed under FalconStor's trademark, Network-1 may provide FalconStor with a key other than the License Key so the FalconStor can license to Resellers directly.

         (e) OEM Products shall contain appropriate License Keys.

         4. Marketing and Distribution of the Licensed Product.

         (a) FalconStor will be responsible for and have sole discretion (except as otherwise expressly provided herein) to determine and implement all marketing strategies, policies or programs relating to the distribution of the Licensed Product by FalconStor as provided herein, including, without limitation, methods of marketing, packaging, labeling and identification, protection, advertising, terms and conditions of sale and/or license, scope and expense of marketing, and use of warranty or user registration procedures. Pricing of the Licensed Product shall be in accordance with Exhibit A. FalconStor shall have the right to distribute the Licensed Product in accordance with the terms of this Agreement. Notwithstanding anything to the contrary set forth herein, during the Term, FalconStor shall use good faith efforts to exploit the License granted herein, including, but not limited to, offering for sale the Licensed Product in a manner designed to maximize the royalties due to Network-1under this Agreement.

         (b) During the Term, FalconStor agrees to use good faith efforts to introduce Network-1 to research and development resources as well as strategic relationships and business partners.

         5. Software Training, Support and Maintenance.

         (a) Network-1 shall provide training to FalconStor regarding the proper use of the Licensed Product.

         (b) As part of any OEM Transaction, FalconStor shall advise the OEM partner that upgrades from the OEM Product to the Licensed Product are available for a fee from Network-1. FalconStor shall not be entitled to any compensation for fees or payments received by Network-1 for Upgrades provided by Network-1 from any OEM partner.

         (c) As part of any Reseller or OEM Transaction, FalconStor shall advise the Reseller or OEM partner that maintenance and support for the Licensed Product is available from Network-1 for a fee. FalconStor shall not be entitled to any compensation for fees or payments received by Netowrk-1 for Upgrades, support, maintenance or other services provided by Network-1 to Resellers or OEM partners.

         (d) Notwithstanding the preceding, in the event FalconStor sells or licenses the OEM Product as part of an OEM Transaction, Network-1 shall provide training to the OEM partner at the reasonable request of FalconStor or the OEM partner, at no cost or expense to FalconStor or the OEM partner.

         6. Delivery and Acceptance.

         Upon full execution hereof, Network-1 shall deliver the Licensed Product to FalconStor and will provide (at no additional cost to FalconStor) all Updates and Upgrades to FalconStor's designated representative. FalconStor has evaluated the Licensed Product and it is hereby expressly deemed acceptable to and accepted by FalconStor. Except as set forth in Section 7 hereof, FalconStor shall not be required to make any payments to Network-1 with respect to the Licensed Product.

         7. Royalty Payments.

         (a) Non-Refundable Royalty Payment. Upon execution of this Agreement, FalconStor shall pay to Network-1 a non-refundable advance against Royalties of $500,000 (the "Non-Refundable Advance"). The Non-Refundable Advance will be credited against future Royalties due by FalconStor to Network-1 pursuant to
Section 7(b) herein until the Non-Refundable Advance is thereby drawn down in its entirety. FalconStor shall have no obligation to make any additional or further Royalty payments to Network-1 until the Royalties payable pursuant to
Section 7(b) exceed the total sum of $500,000 (the amount of the Non-Refundable Advance). In no event and under no circumstances shall FalconStor be entitled to a refund of any portion of the Non-Refundable Advance.

         (b) Royalty Payments. Except as otherwise set forth herein including, without limitation, the items set forth in Section 7(c) below, beginning on the date of FalconStor's first shipment of any Licensed Product and continuing through the Term, regardless of whether the Licensed Product is distributed together with a FalconStor Product or as an independent product, FalconStor shall pay Network-1 a Royalty equal to: (i) [Confidential Information supplied to the SEC] percent ([Confidential Information supplied to the SEC]%) of Network-1's List Price on all sales or licenses granted by FalconStor in and to the Licensed Product, excluding OEM Transactions; or (ii) [Confidential Information supplied to the SEC] Percent ([Confidential Information supplied to the SEC]%) of its Net Receipts from any OEM Transaction. All royalty payments pursuant to this Section 7(b) shall be made by FalconStor to Network-1 no later than 45 days after the end of each calendar quarter, or earlier in the event FalconStor receives statements and payments earlier. Network-1 and FalconStor may, but shall not be obligated to, mutually agree upon a different percentage Royalty then provided above which may be in excess of [Confidential Information supplied to the SEC]% of the Network-1's List Price.

         (c) Items Excluded from Royalties. Notwithstanding anything to the contrary contained herein, no Royalties shall be due for copies of the Licensed Product which are distributed by FalconStor to previous purchasers of the Licensed Product as back-up, replacement or update copies for which FalconStor does not receive any payment. No Royalties will be credited or paid to Network-1 with respect to any receipts from copies of the Licensed Product supplied for promotional purposes (as well as evaluation purposes) to the press, trade, sales representatives or potential customers for the Licensed Product. Amounts received by FalconStor as deposits or advances will not be deemed to have been received until shipment of the Licensed Products to the End User making the deposit or advance. Partial payment of an invoice will be pro-rated.

         (d) Reports of Royalties. FalconStor shall deliver to Network-1, along with its payment of Royalties due for each calendar quarter and regardless of whether any payment is due, a written report showing, in reasonable detail, its calculation of Royalties payable or credited with respect to such calendar quarter. FalconStor shall maintain such books and records as are necessary to properly calculate the amount of Royalties to be paid pursuant to this Agreement. At the request of Network-1, a certified public accountant or other individual chosen by Network-1 may, upon reasonable advance notice and during normal business hours, but no more often than once each year, inspect the records of FalconStor on which such reports are based. Any information revealed in such inspections shall be confidential and not disclosed to anyone, except to the extent necessary to identify to Network-1, FalconStor or any fact finder in any action instituted to enforce the terms of this Agreement, any inaccuracy which may be found in the amount of Royalties due to Network-1 or except as otherwise provided by law. The cost of such audit, including all fees and expenses incurred shall be paid by Network-1, unless the inspection uncovers an underpayment for the evaluation period in question in excess of 5% of the amount actually paid or credited by FalconStor during the period of the audit, in which case the fees and expenses of the certified public accountant shall be paid by FalconStor.

         (e) All taxes on all sales and/or licenses made or entered into FalconStor are the sole responsibility of FalconStor.

         8. Use of Network-1Trademarks.

         (a) Authorized Uses. FalconStor may use in its marketing, promotional and advertising materials all applicable trademarks, trade names and other marks of Network-1 (collectively, the "Network-1 Trademarks"). Such use may be in conjunction with FalconStor's use of its own marks. FalconStor will provide to Network-1 copies of any such materials, and FalconStor shall not so use any Network-1 Trademark to which Network-1 reasonably objects. If Network-1 does not object within five (5) business days after receipt of such materials, FalconStor shall be entitled to use the materials as set forth herein. Network-1 will not unreasonably withhold its consent.

         (b) No Other Use. Except as authorized in this section, FalconStor shall have no rights with respect to any Network-1 Trademark or other Network-1 product, service, or company identifier. FalconStor shall make no reference to Network-1 or its products without the prior written permission of Network-1, except as set forth herein.

         (c) Ownership by Network-1. Any and all good-will arising from FalconStor's use of the Network-1 Trademarks shall inure solely to the benefit of Network-1, and neither during nor after the termination of this Agreement shall FalconStor assert any claim to the Network-1 Trademarks (or any confusingly similar mark). FalconStor shall not take any action that could be detrimental to the goodwill associated with the Network-1 Trademarks or with Network-1. FalconStor shall, during the term of this Agreement and after termination hereof, execute such documents as Network-1 may request from time to time to ensure that all right, title and interest in and to the Network-1 Trademarks reside with Network-1. Without limiting the foregoing, FalconStor shall not register any Network-1 Trademark, or any mark confusingly similar to any Network-1 Trademark, in any country or territory.

         9. Intellectual Property Rights.

         (a) Except as otherwise specifically provided in this Agreement, FalconStor hereby acknowledges that Network-1 retains all Intellectual Property Rights (including, without limitation, any and all related patents, trademarks, copyrights or proprietary or trade secret rights) in the Licensed Product and Network-1 Confidential Information, including, without limitation, all corrections, modifications and other Derivative Works to the Licensed Product. FalconStor hereby assigns to Network-1 all Intellectual Property Rights it may hereafter possess or acquire in the Licensed Product and Network-1 Confidential Information and all Derivative Works and agrees (i) to execute all documents, and take all actions, that may be necessary to confirm such rights, and (ii) to retain all proprietary marks, legends and patent and copyright notices that appear on the Licensed Product or Network-1 Confidential Information delivered to FalconStor by Network-1 and all whole or partial copies thereof.

         (b) Except as otherwise specifically provided in this Agreement, Network-1 hereby acknowledges that FalconStor retains all Intellectual Property Rights (including, without limitation, any and all related patents, trademarks, copyrights or proprietary or trade secret rights) in the FalconStor Products and FalconStor Confidential Information, including, without limitation, all corrections, modifications and other Derivative Works to the FalconStor Products. Network-1 hereby assigns to FalconStor all Intellectual Property Rights it may hereafter possess or acquire in the FalconStor Products and FalconStor Confidential Information and all Derivative Works and agrees (i) to execute all documents, and take all actions, that may be necessary to confirm such rights, and (ii) to retain all proprietary marks, legends and patent and copyright notices that appear on the FalconStor Products or FalconStor Confidential Information delivered to Network-1 by FalconStor and all whole or partial copies thereof.

         10. Confidentiality.

         Each of the parties agree to observe complete confidentiality with respect to the Confidential Information, not to disclose or permit any third party or entity access to, the Confidential Information (or any portion thereof) without the prior written approval of the other (except such disclosure which is required to perform any obligations under this Agreement) and to ensure that any employees, or any third parties who receive access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information in any manner not already permitted under this Agreement. Without limiting the foregoing, the parties agree to employ with regard to the Confidential Information, procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information which procedures shall be no less than reasonable care.

         11. Warranties.

         Network-1 represents and warrants that (i) the Licensed Product is, and the Upgrades and Updates will be, the original creation of Network-1, Network-1 is the sole and exclusive owner of the Licensed Product, and will be the sole and exclusive owner of the Upgrades and Updates (except as otherwise disclosed to FalconStor) and, Network-1 has the rights to grant licenses therefor as granted to FalconStor under this Agreement, (ii) the grant to and the exercise by FalconStor of any and all rights set forth in this Agreement and Network-1's disclosures to FalconStor pursuant to this Agreement do not, and will not, violate the U. S. patent rights, copyrights, trade secret rights, trademark rights or other proprietary contractual or other rights of any third party, and
(iii) Network-1 has full power and authority to enter into this Agreement and to grant the rights and obligations set forth herein and this Agreement is enforceable in accordance with its terms.

         12. Disclaimer.

         EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTION 11 HEREIN, NETWORK-1 DISCLAIM(S) ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE LICENSED PRODUCT FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         13. Indemnification.

         (a) By Network-1. Network-1 agrees to indemnify, hold harmless and defend FalconStor, its officers, directors, employees, contractors, licensors, agents, and representatives from any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs of suit) to the extent they arise out of (i) a material breach by Network-1 of the terms and provisions of this Agreement, (ii) a breach of any of the representations and warranties set forth in Section 11 hereof and (iii) any claims of infringement of any U.S. copyright, patent or trade secret or other proprietary rights, arising from the Licensed Product and any modification, enhancement or misuse of the Licensed Product by Network-1. If Network-1 receives notice of an alleged infringement of any of its rights in or to the Licensed Products, Network-1 shall use its best efforts, subject to commercial reasonableness, to either obtain the right to continue use of the Licensed Product, or to modify the Licensed Product so that it is no longer infringing.

         (b) By FalconStor. FalconStor agrees to indemnify, hold harmless and defend Network-1, its officers, directors, employees, contractors, licensors, agents, and representatives from any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and costs of suit) to the extent they arise out of: (i) a material breach by FalconStor of the terms and provisions of this Agreement, and (ii) any claim of infringement of any U. S. copyright, patent or trade secret or other proprietary rights relating to the FalconStor Products excluding any such claim relating to the Licensed Product.

         (c) Indemnification Conditions. Promptly after receipt by Network-1 or FalconStor of notice of any claim that may affect the Licensed Product or the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, such party (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"), but the failure of such Indemnitee to notify the Indemnitor with respect to a particular action, proceeding or investigation shall not relieve the Indemnitor from any obligation or liability (i) which it may have pursuant to this Agreement if the Indemnitor is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to the Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding or investigation for which the Indemnitor assumes the defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor shall have failed promptly to assume the defense of such action, proceeding or investigation and employ counsel reasonably satisfactory to the Indemnitee, or (iii) in the reasonable judgment of the Indemnitee there may be one or more defenses available to the Indemnitee which are not available to the Indemnitor with respect to such action, claim, or proceeding, in which case the Indemnitor shall not have the right to assume the defense of such action, proceeding or investigation on behalf of the Indemnitee. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration.

         14. Term and Termination.

         (a) Term of Agreement. The Term of this Agreement shall be ten (10) years from the Effective Date set forth above, unless sooner terminated in accordance with the provisions of Section 14(b) below.

         (b) Termination. FalconStor may terminate this Agreement effective at the end of any calendar year beginning with the year ended December 31, 2002 by giving Network-1 at least 60 days prior written notice.

         (c) Termination Upon Breach. Each party shall have the right to terminate this Agreement provided (i) such party provides sixty (60) days prior notice to the other party; (ii) the other party is in a material breach of any of the terms of this Agreement; and (iii) the prior breach is not cured within such sixty (60) day period. Any such notice shall provide, in reasonable detail, a description of the alleged breach and the requested cure of that breach.

         (d) Effect of Termination. In the event of a termination of this Agreement pursuant to this Section 14, FalconStor shall have the right, for a period of 180 days, to distribute its existing inventory of the Licensed Product pursuant to the terms of this Agreement. Any such termination shall not affect the rights of any end user that has purchased the Licensed Product from FalconStor in accordance with the terms of this Agreement prior to its termination. Upon termination of this Agreement for any reason, FalconStor may retain one (1) copy of the object code for the Licensed Product solely for the purpose of supporting its existing licensees.

         (e) Pre-Paid Royalty. Except as otherwise expressly set forth herein, in no event will termination by either party hereto for any reason whatsoever entitle FalconStor to a refund of any portion of the $500,000 pre-paid Royalty as set forth in Section 7(a) hereof.

         15. Limitation of Liability.

         EXCEPT FOR PAYMENTS DUE PURSUANT TO SECTION 7 HEREIN AND THE INDEMNIFICATION PROVISIONS OF SECTION 13 HEREOF, IN NO EVENT SHALL EITHER PARTY (OR ITS LICENSORS) BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR OTHER SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR RELATED TO THE LICENSED PRODUCT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         16. General Provisions.

         (a) Export Compliance. The rights and obligations of FalconStor shall be subject to such United States laws and regulations as shall from time to time govern the license and delivery of technology abroad by persons subject to the jurisdiction of the United States. FalconStor agrees that it shall not knowingly, directly or indirectly, export, reexport or transship the Licensed Product or any parts or copies thereof in such manner as to violate such laws and regulations in effect from time to time. To its knowledge, Network-1 is in compliance with all export laws of the United States.

         (b) Equitable Relief. Each party acknowledges that any breach of its obligations under this Agreement with respect to the grant of the license hereunder, Intellectual Property Rights or Confidential Information will cause the other party irreparable injury for which there are inadequate remedies at law, and that such party will be entitled to seek equitable relief with respect to any such breach in addition to all other remedies provided by this Agreement or available at law. Any action seeking the application of equitable remedies, including a temporary restraining order and/or preliminary injunctive relief, may be brought in any New York federal or New York state court. The parties hereby irrevocably consent to the jurisdiction of such courts. FalconStor expressly agrees that the existence of any claims it may have against Network-1, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Network-1 of the restrictive covenants set forth in this Agreement.

         (c) Successors and Assigns. Except as otherwise provided herein, this Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party, except either party may assign this Agreement without the other's prior written consent to an Affiliated Entity, or in the event of a merger or other reorganization involving such party, or sale of all or substantially all of such party's assets. For purposes hereof, Affiliated Entity shall be defined as an entity controlled by, or under common control with, such party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their successors and assigns.

         (d) Governing Law. This Agreement will be governed and interpreted in accordance with the laws of the State of New York without reference to conflicts of law principles.

         (e) Relationship of Parties. Neither party will have and will not represent that it has, any power, right or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as constituting FalconStor and Network-1 as partners or as creating the relationship of principal/agent, employer/employee or franchise/franchisee between the parties.

         (f) Attorneys' Fees. In the event that any action is required in order to enforce or interpret any of the provisions of this Agreement, the prevailing party in such action shall recover all reasonable costs and expenses, including attorneys' fees, incurred in connection therewith.

         (g) Further Actions. At any time and from time to time, each party agrees without further consideration, to take such action and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (h) Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

         (i) Force Majeure. Except for the obligation to make payments as provided herein, nonperformance of either party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.

         (j) Severability. If any of the provisions of this Agreement are found or deemed by a court of competent jurisdiction to be invalid or unenforceable, they shall be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the Agreement.

         (k) Notices. Notices to either party shall be in writing and shall be deemed delivered when served in person or three business days after being deposited in the United States mail, first-class certified mail, postage prepaid, return receipt requested, or one business day after being dispatched by a nationally recognized one-day express courier service addressed as follows:

               To Network-1:     Network-1 Security Solutions, Inc.
                                 1601 Trapelo Road
                                 Reservoir Place
                                 Waltham, MA 02451
                                 Att:  Murray P. Fish, President and
                                       Chief Financial Officer

               with a copy to:   Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                                 New York, New York 10022
                                 Attn: Sam Schwartz, Esq.

               To FalconStor:    FalconStor Software, Inc.
                                 125 Baylis Road
                                 Suite 140
                                 Melville, New York 11747

               with a copy to:   Morrison Cohen Singer & Weinstein, LLP
                                 750 Lexington Avenue
                                 New York, NY 10022
                                 Attn: Michael Reiner, Esq.

         (l) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in its entirety any and all written or oral agreements or understandings previously existing between the parties with respect to such subject matter. Each party acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any amendments or modifications of this Agreement must be in writing and signed by both parties hereto.

         (m) All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         (n) Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, and all of which together shall constitute one and the same instrument.









               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]








         IN WITNESS WHEREOF the parties have entered into this Agreement as of the date first set forth above.

                                              NETWORK-1 SECURITY SOLUTIONS, INC.

                                              By:

                                              Name:

                                              Title:

                                              FALCONSTOR SOFTWARE, INC.

                                              By:

                                              Name:

                                              Title:

Effective Date:  October 2, 2001

                                    EXHIBIT A
                                    ---------

DOCUMENTATION TO BE PROVIDED WITH CD

PRICE LIST (ANNEXED)

NETWORK-1 SECURITY SOLUTIONS, INC. SOFTWARE LICENSE AGREEMENT (ANNEXED)

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                          SUGGESTED RESALE PRICE LIST

MODEL NUMBER     DESCRIPTION                                                    LIST PRICE        SUPPORT PRICE
---------------------------------------------------------------------------------------------------------------

WORKSTATION
-----------

CWP-WS-10PK      CyberwallPLUS-WS for Ten (10) 98/NT/2000/XP Workstations         $995                  $150

SERVER
------

CWP-SV-1PK       CyberwallPLUS-SV for One (1) NT/2000 Server                    $1,095                  $165

CENTRAL MANAGER
---------------

CWP-CM           CyberwallPLUS-CM Central Policy Manager                          $895                  $135

SERVICES
--------

CWP-INSTALL      Product Installation and Configuration via Telephone             $500
                 (per install, 3 hrs maximum)

CWP-ONSITE       Product Installation, Configuration Assistance, and Training   $2,500
                 at Customer Site (per day, Travel Days and T&E Additional)

CWP-TRAIN        CyberwallPLUS Product Lecture and Lab Training Course. One       $600
                 day at Network-1 (per person)

SPECIALITY MULTIPROTOCOL HOST AND PERIMETER FIREWALLS:



MODEL NUMBER     DESCRIPTION                                                    LIST PRICE        SUPPORT PRICE
---------------------------------------------------------------------------------------------------------------

WORKSTATION
-----------

CWP-WS-10PK-MH   CyberwallPLUS-WS Multiprotocol for Ten (10) NT/2000              $995                  $150
                 Workstations

SERVER:
-------

CWP-SV-1PK-MH    CyberwallPLUS-SV Multiprotocol for One (1) NT/2000 Server      $1,095                  $165

PERIMETER FIREWALLS
-------------------

CWP-IP-SBE       CyberwallPLUS-IP Small Business Edition Perimeter              $2,095                  $315
                 Firewall - 500 Sessions

CWP-IP-ENT       CyberwallPLUS-IP Enterprise Edition Perimeter                  $5,295                  $795
                 Firewall - Unlimited Sessions

DEPARTMENTAL / LAN FIREWALLS
----------------------------

CWP-AP-ENT       CyberwallPLUS-AP Multiprotocol Enterprise/Departmental         $6,995                $1,050
                 LAN Firewall

CENTRAL MANAGER
---------------

CWP-CM-MH        CyberwallPLUS-CM Multiprotocol & Perimeter Firewall              $895                  $135
                 Central Manager

Network-1 Security Solutions, Inc. Software License Agreement

BEFORE OPENING THIS CD JEWEL CASE, PLEASE READ THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT CAREFULLY. THIS IS A LEGAL AGREEMENT BETWEEN YOU AND NETWORK-1 SECURITY SOLUTIONS, INC. ("NETWORK-1") AND THE TERMS OF THIS AGREEMENT GOVERN YOUR USE OF THIS SOFTWARE. OPENING THIS JEWEL CASE WILL CONSTITUTE YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, PROMPTLY RETURN THE UNOPENED JEWEL CASE CONTAINING THE SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT.

1. Grant of License. The application, demonstration, system and other software accompanying this License, whether on disk, in read only memory or on any other media (the "Software") and the related documentation are licensed to you by Network-1. In consideration of payment of the license fee, Network-1 as Licensor, grants to you, as Licensee, a non-exclusive right to use and display this copy of the Software on a single computer (i.e., a single CPU) only at one location at any time. To "use" the Software means that the Software is either loaded in the temporary memory (i.e., RAM) of a computer or installed on the permanent memory of a computer (i.e., hard disk, CD ROM, etc.). You may use at one time as many copies of the Software as you have licenses for. You may install the Software on a common storage device shared by multiple computers, provided that if you have more computers having access to the common storage device than the number of licensed copies of the Software, you must have some software mechanism which locks-out any concurrent users in excess of the number of licensed copies of the Software (an additional license is not needed for the one copy of Software stored on the common storage device accessed by multiple computers).

2. Ownership of Software. As Licensee, you own the disk or other physical media on which the Software is originally or subsequently recorded or fixed, but Network-1 retains title and ownership of the Software, both as originally recorded and all subsequent copies made of the Software regardless of the form or media in or on which the original or copies may exist. This License does not constitute a sale of the original Software or any copy.

3. Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary material. Except as permitted by applicable legislation, you may not decompile, reverse engineer, disassemble or otherwise reduce the Software to a human-perceivable form. You may not modify, network, rent, lease, loan, distribute or create derivative works based on the Software in whole or in part.

4. Transfer Restrictions. This Software is licensed to only you, the Licensee, and may not be transferred to anyone else without the prior written consent of Network-1. Any authorized transferee of the Software shall be bound by the terms and conditions of this

Agreement. In no event may you transfer, assign, rent, lease, sell or otherwise dispose of the Software on a temporary or permanent basis except as expressly provided herein.

5. Export Law Assurances. You agree and certify that neither the Software nor any other technical data received from Network-1, nor the direct product thereof, will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which you obtained the Software.

6. Termination. This License is effective until terminated. This License will terminate automatically without notice from Network-1 if you fail to comply with any provision of this License. Upon termination you shall destroy the written materials and all copies of the Software, including modified copies, if any.

7. Government End Users. If the Software is supplied to the United States Government, the Software is classified as "restricted computer software" as defined in the clause 52.227-19 of the Federal Acquisition Regulations System ("FAR"). The United States Government's rights to the Software are as provided in Clause 52.227-19 of the FAR.

8. Limited Warranty on Media. Network-1 warrants the media on which the Software is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. The entire liability of Network-1 and your exclusive remedy will be replacement of the media not meeting Network-1's limited warranty and which is returned to Network-1 or a Network-1 authorized representative with a copy of the receipt. Network-1 will have no responsibility to replace media damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE MEDIA, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY BY JURISDICTION. THE TERMS OF THIS DISCLAIMER DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-1'S NEGLIGENCE.

9. Disclaimer of Warranty on Software. (for the purposes of paragraphs 9 and 10 hereof, Network-1, the directors, officers, employees, agents and representatives of Network-1, and Network-1's Licensors are collectively referred to as "Network-1"). You expressly acknowledge and agree that use of the Software is at your sole risk. The Software and related documentation are provided "AS IS" and without warranty of any kind. NETWORK-1 EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NETWORK-1 DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-

FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. FURTHERMORE, NETWORK-1 DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (AND NOT NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THE TERMS OF THIS DISCLAIMER AND THE LIMITED WARRANTY IN PARAGRAPH 8 DO NOT LIMIT OR EXCLUDE ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NETWORK-1'S NEGLIGENCE.

10. Limitations of Liability. UNDER NO CIRCUMSTANCE INCLUDING NEGLIGENCE, SHALL NETWORK-1 BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE THE SOFTWARE OR RELATED DOCUMENTATION, EVEN IF NETWORK-1 OR A NETWORK-1 AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. In no event shall Network-1's total liability to you for all damages, losses and causes of action (whether in contract, tort (including negligence) or otherwise) exceed the amount paid by you for the Software.

11. Controlling Law and Severability. This License shall be governed by and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts, as applied to agreements entered into and to be performed entirely within Massachusetts and between Massachusetts residents. Each party hereto irrevocably agrees that the Massachusetts Superior Court, County of Middlesex and the United States District Court for the 1st District of Massachusetts shall have exclusive jurisdiction to settle any dispute and/or controversy of whatever nature arising out of or relating to the Licensee's use of the Software and/or related documentation, and that accordingly any suit, act or proceeding arising out of or relating to such matters shall be brought in such courts and, to this end, each party hereto irrevocably agrees to submit to the jurisdiction of such courts and irrevocably waives any objection which it may have now or hereafter to such exclusive jurisdiction. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of this License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

12. Complete Agreement. This License constitutes the entire agreement between the parties with respect to the use of the Software and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of Network-1.

                                    EXHIBIT E

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES OF PREFERRED STOCK AND WARRANTS OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THOSE CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000 AND 10-QSB FOR THE QUARTER ENDED JUNE 30, 2001 WHICH HAVE BEEN DELIVERED TO PROSPECTIVE INVESTORS, AMONG OTHERS, IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, DATED OCTOBER 2, 2001.

         WE HAVE A HISTORY OF LOSSES AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS IN THE FUTURE.

         We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $29,215,000 as of June 30, 2001. For the years ended December 31, 2000, 1999, and the six (6) months ended June 30, 2001 we incurred net losses of $4,789,000, $6,946,000 and $2,733,000, respectively. Since June 30, 2001, we have continued to incur substantial operating losses. We have financed our operations primarily through the sales of equity and debt securities as well as the sale of our professional services business in February 2000. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

         WE COULD BE REQUIRED TO CUT BACK OR STOP OPERATIONS IF WE ARE UNABLE TO RAISE OR OBTAIN NEEDED FUNDING.

         We are dependent on the proceeds of this Offering to continue our current operations beyond December, 2001. We anticipate, based on our currently proposed plans and assumptions (including the timetable of, costs and expenses associated with, and success of, our marketing efforts), that the net proceeds of this Offering (assuming an aggregate of $6,765,000 of securities sold in the Offering), together with our current cash position and projected revenues from operations, will more likely than not be sufficient to satisfy our operations and capital requirements for up to twelve (12) months following the consummation of this Offering. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event our plans change or our assumptions change or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise) or the net proceeds of this Offering and projected revenues otherwise prove to be insufficient to fund or working capital requirements, we could be required to seek additional financing sooner than currently anticipated. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing will be available to us when needed, on commercially reasonable terms or at all. Any inability to obtain additional financing when needed would have a material adverse effect on our operations, requiring us to curtail and possibly cease operations.

         WE HAVE NOT ACHIEVED SUBSTANTIAL REVENUE FROM SOFTWARE SALES.

         We have made only limited sales of our products. Our total revenues for software licenses for the years ended December 31, 2000, 1999 and the six months ended June 30, 2001 were $978,000, $260,000 and $647,000, respectively.

         OUR REVENUES DEPEND ON SALES OF OUR CYBERWALLPLUS PRODUCTS AND WE ARE UNCERTAIN WHETHER THERE WILL BE BROAD MARKET ACCEPTANCE OF THESE PRODUCTS.

         Our revenue growth for the foreseeable future is dependent upon increased sales of our CYBERWALLPLUS family of software products. Since the introduction of our CYBERWALLPLUS suite of products in January 1999 through June 30, 2001, license revenue from our CYBERWALLPLUS products was only $1,815,000. Our future financial performance will depend upon the successful introduction and customer acceptance of our CYBERWALLPLUS products as well as the development of new and enhanced versions of this product. Revenue from products such as CyberwallPLUS depend on a number of factors, including the influence of market competition, technological changes in the network security market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our CYBERWALLPLUS products, it would have a material adverse effect on our business, operating results and financial condition.

         WE NEED TO HIRE A CEO AND WE NEED TO ATTRACT AND RETAIN HIGHLY QUALIFIED TECHNICAL, SALES, MARKETING, DEVELOPMENT AND MANAGEMENT PERSONNEL.

         In June, 2001, Avi Fogel resigned as our Chief Executive Officer, President and a Director. Murray Fish, our Chief Financial Officer, is serving as acting President. We are conducting a search for a new Chief Executive Officer. The market for hiring qualified CEO's in the Network security field is highly competitive. If we are unable to hire and retain a qualified Chief Executive Officer, our business, operating results and financial condition could be materially adversely affected.

         Our success will also depend on our ability to attract, train and retain highly qualified technical, sales, marketing, development and management personnel. There is considerable and often intense competition for the services of such personnel. We may not be able either to retain our existing personnel or acquire additional qualified personnel as and when needed. If we are unable to hire and retain such personnel, our business, operating results and financial condition could be materially adversely affected.

         WORLD INSTABILITY - TERRORISM.

         The recent terrorist attacks in the United States and the declaration of war by the United States against terrorism has created significant instability and uncertainty in the world which may continue to have a material adverse effect on world financial markets including financial markets in the United States. In addition, such adverse political events may have an adverse impact on economic conditions in the United States. Unfavorable economic conditions in the United States may have an adverse effect on our financial operations including, but not limited to, our ability to expand the market for our products, obtain necessary financing, enter into strategic relationships and to effectively compete in the network security market.

          OUR INABILITY TO ENTER INTO STRATEGIC RELATIONSHIPS WITH INDIRECT CHANNEL PARTNERS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our prospects will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our products, then this could have a material adverse effect on our business, operating results and financial condition.

         THE SALE OF OUR PROFESSIONAL SERVICES BUSINESS HAS HAD AN ADVERSE EFFECT ON CASH FLOW AND REVENUES.

         In February 2000, we sold our professional services business to Exodus Communications Inc. for $3.815 million in cash. As part of the transaction with Exodus, we agreed not to offer any professional or consulting services for two
(2) years following the closing (February, 2002). The professional services business accounted for 77% and 62% of our total revenues during the fiscal years ended December 31, 1999 and 1998, respectively. Accordingly, cash flow from operations has been and may continue to be materially adversely effected from the sale of our professional services business until, if ever, we generate sufficient revenue from the licensing of our software products.

         WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE IN THE NETWORK SECURITY MARKET.

         The network security market is characterized by intense competition and rapidly changing business conditions, customer requirements and technologies. The principal competitive factors affecting the market for network security products include security effectiveness, scope of product offerings, name recognition, product features, distribution channels, price, ease of use and customer service and support. Most of our current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and possess substantially greater financial, technical and marketing and other competitive resources than us. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we may. In addition, certain of our competitors may determine for strategic reasons to consolidate, to substantially lower the price of their network security products or to bundle their products with other products, such as hardware or other enterprise software products. Our current and potential competitors may develop products that may be more effective than our current or future products or that render our products obsolete or less marketable. Increased competition for network security products may result in price reductions and reduced gross margins and may adversely effect our ability to gain market share, any of which would adversely affect the Company's business, operating results and financial condition.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY, WHICH COULD RESULT IN LOWER REVENUES AND/OR PROFITS.

         We do not hold any patents and rely on copyright and trade secret laws, non-disclosure agreements and contractual provisions to protect our proprietary technology. These methods afford only limited protection. Despite the precautions we take, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. Policing unauthorized use of our products may be difficult and costly. Also, the laws of some foreign countries do not protect our proprietary rights as much as the laws of the United States. We are unable to predict whether our means of protecting our proprietary rights will be adequate.

         We believe that our technologies have been developed independent of others. Nevertheless, third parties may assert infringement claims against us and our technologies may be determined to infringe on the intellectual property rights of others. We could become liable for damages, be required to modify our technologies or obtain a license if our technologies are determined to infringe upon the intellectual property rights of others. We may not be able to modify our technologies or obtain a license in a timely manner, if required, or have the financial or other resources necessary to defend an infringement action. We would be materially adversely effected if we fail to do any of the foregoing.

         WE CAN BE EXPOSED TO NUMEROUS POTENTIAL LIABILITY CLAIMS FOR DAMAGES AND, IF OUR INSURANCE DOESN'T ADEQUATELY COVER LOSSES, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         Since our products are used to prevent unauthorized access to and attacks on critical enterprise information, we may be exposed to potential liability claims for damage caused as a result of an actual or alleged failure of an installed product. We cannot assure you that the provisions in our standard license agreements designed to limit our exposure will be enforceable. Our personnel often gain access to confidential and proprietary client information. Any unauthorized use or disclosure of such information could result in a claim for substantial damages. We can give no assurances that our insurance policies will be sufficient to cover potential claims or that adequate levels of coverage will be available in the future at a reasonable cost.

         POSSIBLE DELISTING OF OUR SECURITIES FROM NASDAQ SYSTEM; RISKS RELATING TO LOW-PRICED STOCKS.

         Our common stock is listed on The Nasdaq SmallCap Market under the symbol "NSSI." In order to continue to be listed on Nasdaq, however, we must comply with certain maintenance standards. In the event of a delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

         In addition, if our common stock were to become delisted from trading on Nasdaq and the trading price of our common stock were to then be below $5.00 per share, our common stock could be considered a penny stock. SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market value of less than $5.00 per share, subject to certain exceptions. The SEC regulations would require broker-dealers to deliver to a purchaser of our common stock a disclosure schedule explaining the penny stock market and the risks associated with it. Various sales practice requirements are also imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). Broker-dealers must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and monthly account statements disclosing recent price information for the penny stock held in the customer's account. If our common stock is no longer traded on Nasdaq and becomes subject to the regulations applicable to penny stocks, investors may find it more difficult to obtain timely and accurate quotes and execute trades in our common stock.

         OUR OPERATING RESULTS MAY FLUCTUATE QUARTERLY AND IF THEY WERE BELOW THE EXPECTATIONS OF INVESTORS AND ANALYSTS, THE PRICE OF OUR STOCK WOULD LIKELY BE ADVERSELY EFFECTED.

         We anticipate significant quarterly fluctuations in our operations in the future, since our results are dependent on the volume and timing of orders, which are difficult to predict. Customers' purchasing patterns and budgeting cycles, as well as the introduction of new products, may also cause our operating results to fluctuate. Therefore, comparing quarterly operating results may not be meaningful and should not be relied on. Also, our operating results may be below analysts' and investors' expectations in some future quarters, which would likely have a material adverse effect on the price of Common Stock.

         THE SIGNIFICANT NUMBER OF OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES MAY ADVERSELY AFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

         Upon consummation of this Offering (assuming $6,765,000 of Series E Preferred Stock and Warrants are sold), there will be outstanding (i) options and warrants to purchase an aggregate of 10,397,634 shares of our common stock at exercise prices ranging from $.70 to $10.125, (ii) 231,054 shares of convertible preferred stock which are convertible at any time into an equal number of shares of our common stock and (iii) debt in the principal amount of $300,000 which can be converted into 166,667 shares of our Series D Preferred Stock (up to 193,263 shares if you include potential interest through the maturity of promissory notes) and warrants to purchase 166,667 shares of our common stock (up to 193,263 shares if you include potential interest through the maturity of the promissory notes) at exercise prices of $1.00 to $3.00 per share. To the extent that outstanding options, warrants or convertible debt are exercised or converted, your percentage ownership will be diluted and any sales in the public market of the common stock underlying such options, warrants or convertible debt may adversely affect prevailing market prices for our common stock.

         WE HAVE A SIGNIFICANT AMOUNT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK, WHICH MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

         As of the date of this Offering, our Board of Directors has the authority, without further action by the stockholders, to issue 5,000,000 shares of preferred stock (of which only 231,054 shares of Series D Preferred Stock are outstanding as of the date hereof and 3,191,037 shares of Series E Preferred Stock will be outstanding following the completion of this Offering assuming $6,765,000 of Series E Preferred Stock and Warrants are sold) on such terms and with such rights,

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preferences and designations as the Board may determine. Such terms may include restricting dividends on our common stock, dilution of the voting power of our common stock or impairing the liquidation rights of the holders of our common stock. Issuance of such preferred stock, depending on the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control. In addition, certain "anti-takeover" provisions in Delaware law may restrict the ability of out stockholders to authorize a merger, business combination or change of control.
























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